                                                              File No. 811-08612


                AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON AUGUST 28, 2002


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                      FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

       Pre-Effective Amendment No.                                      /   /
                                   ----                                  ---

       Post-Effective Amendment No.                                     /   /
                                    ----                                 ---


REGISTRATION STATEMENT UNDER THE INVESTMENT
          COMPANY ACT OF 1940


       Amendment No.  10                                                / X /
                     ----                                                ---

                          MARTIN CURRIE BUSINESS TRUST
-----------------------------------------------------------------------------
                (Exact Name of Registrant as Specified in Charter)

          Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES
-----------------------------------------------------------------------------
                 (Address of principal executive offices)

                          011-44-131-229-5252
-----------------------------------------------------------------------------
         (Registrant's telephone number, including area code)

                       Julian M. C. Livingston
                         Martin Currie, Inc.
                            Saltire Court
                          20 Castle Terrace
                              Edinburgh
                          Scotland EH1 2ES

                           with a copy to:

                        J.B. Kittredge, Esq.
                            Ropes & Gray
                       One International Place
                    Boston, Massachusetts  02110

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
              (Name and address of agents for service)


It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

                                EXPLANATORY NOTE

         This Amendment No. 10 to the Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests have been and will continue to be issued and sold solely in private transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by individuals or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Amendment No. 10 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

                          MARTIN CURRIE BUSINESS TRUST

                          PRIVATE PLACEMENT MEMORANDUM
                                 AUGUST 28, 2002

         This Private Placement Memorandum concisely describes the information that you should know before investing. Please read it carefully and keep it for future reference.



                      MCBT ALL COUNTRIES WORLD EX U.S. FUND
                          MCBT OPPORTUNISTIC EAFE FUND
                        MCBT GLOBAL EMERGING MARKETS FUND
                         MCBT PAN EUROPEAN MID CAP FUND
                         MCBT JAPAN SMALL COMPANIES FUND


         Martin Currie Business Trust (the Trust) is an open-end, management investment company consisting of five diversified series (each a Fund) offering investors a range of foreign and international investment choices. Each Fund's manager is Martin Currie, Inc. (the Manager).

                                 [GRAPHIC]

                               MARTIN - CURRIE

         In making an investment decision, you must rely on your own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been approved or disapproved by the Securities and Exchange Commission or any other federal or state securities commission or regulatory authority, nor have any of these authorities passed upon the accuracy or adequacy of this document. Any representation to the contrary is a criminal offense.

         These securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be transferred or resold unless so registered or exempt from registration. However, the securities are redeemable as described in this Private Placement Memorandum. In certain cases, you may be redeemed "in kind" and receive upon redemption portfolio securities held by a Fund in lieu of cash. In that case, you will incur costs upon selling the securities so distributed.

         No person has been authorized to make any representations or provide any information with respect to these securities except the information as is contained in this Private Placement Memorandum, in the Trust's Statement of Additional Information (SAI) or in other materials approved by the Trust. No sales made via this document shall under any circumstances create an implication that there has been no change in any matters discussed in this document or in the SAI since the date above.

                                   TABLE OF CONTENTS


OVERVIEW                                                                     1

RISK / RETURN SUMMARY                                                        2

   MCBT ALL COUNTRIES WORLD EX U.S. FUND                                     2
   MCBT OPPORTUNISTIC EAFE FUND                                              4
   MCBT GLOBAL EMERGING MARKETS FUND                                         6
   MCBT PAN EUROPEAN MID CAP FUND                                            8
   MCBT JAPAN SMALL COMPANIES FUND                                          10
   SUMMARY OF PRINCIPAL RISKS                                               12
   PRINCIPAL RISKS BY FUND                                                  14

FEES AND EXPENSES                                                           15

DESCRIPTION OF THE FUNDS                                                    17

   MCBT ALL COUNTRIES WORLD EX U.S. FUND                                    17
   MCBT OPPORTUNISTIC EAFE FUND                                             18
   MCBT GLOBAL EMERGING MARKETS FUND                                        20
   MCBT PAN EUROPEAN MID CAP FUND                                           21
   MCBT JAPAN SMALL COMPANIES FUND                                          23

MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS           25

PURCHASE OF SHARES                                                          35

REDEMPTION OF SHARES                                                        36

DISTRIBUTION AND SERVICING PLANS                                            37

DETERMINATION OF NET ASSET VALUE                                            38

DIVIDENDS AND DISTRIBUTIONS                                                 38

TAXES                                                                       39

MANAGEMENT OF THE TRUST                                                     40

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES                            41

ADMINISTRATOR; CUSTODIAN; TRANSFER AND DIVIDEND PAYING AGENT                42

INDEPENDENT ACCOUNTANTS                                                     42

LEGAL COUNSEL                                                               43

SHAREHOLDER INQUIRIES                                                       43

FINANCIAL HIGHLIGHTS INFORMATION                                            44


                                    OVERVIEW

         The Trust currently consists of five Funds offering investors a range of foreign and international investment choices. Each Fund has its own investment objective and strategies designed to meet its specific goals.

         The following Risk / Return Summary is a summary of certain key information about the Funds. You will find additional information about each Fund, including a detailed description of the risks of an investment in each Fund, after the Summary.

         The Risk / Return Summary describes the Funds' objectives, principal investment strategies, principal risks and fees. Each Fund's Summary description includes a short discussion of some of the principal risks of investing in that Fund. A further discussion of these and other risks begins on page 12.

         More detailed descriptions of the Funds, including the risks associated with investing in the Funds, can be found further back in this Private Placement Memorandum. Please be sure to read this additional information BEFORE you invest.

         The Risk / Return Summary includes a bar chart for each Fund (other than the All Countries World ex U.S. Fund and the Pan European Mid Cap Fund) showing its annual returns and a table showing its average annual returns. The bar chart and table provide some indication of the risks of investing in each Fund by showing:

        -         changes in the Fund's performance from year to year; and

        - how the Fund's average annual returns for one, five and ten years (or such shorter period as the Fund has been in operation) compare to the those of a broad measure of market performance.

         A Fund's past performance is not necessarily an indication of future performance.

         You may lose money by investing in any of the Funds. Any of the Funds may fail to achieve its objective, and no Fund, nor the Funds collectively, is intended or appropriate as a complete investment program. The Funds should be considered as only part of an overall investment strategy.

                              RISK / RETURN SUMMARY

MCBT ALL COUNTRIES WORLD EX U.S. FUND

OBJECTIVE:

         The All Countries World ex U.S. Fund seeks capital appreciation. Current income is not a consideration.

PRINCIPAL INVESTMENT STRATEGIES:

         The All Countries World ex U.S. Fund pursues its objective through investment in an international portfolio of primarily equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depository receipts. The Fund's investment strategy is benchmarked against the Morgan Stanley Capital International All Countries World Free (ex USA) Index, an index of securities traded in Europe, Canada, Australia, the Far East and markets located in Latin America and in the emerging European Middle Eastern and African markets weighted by market capitalization. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the index. Under normal circumstances, the Fund will not invest in securities of issuers located in the United States or its territories.

         The Fund is NOT a passively managed index fund. Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country's market capitalization in the index. In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets. In order to limit the investment risks associated with such an opportunistic strategy, the Manager will typically limit the Fund to an investment of no more than 20 percentage points above or below the current index weighting of each of the major investment regions of the United Kingdom, Continental Europe, Canada, Japan, Pacific ex Japan, Latin America and the EMEA countries (Central and Eastern Europe, the Middle East and Africa).

         Within an identified market, the Manager selects securities that it believes have favorable investment potential. For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company. The Manager may also consider other factors it believes will cause the stock price to rise. In general, the Manager will consider, among other factors, an issuer's valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments. The Fund may invest in companies of any size.

PRINCIPAL RISKS:

         Among the principal risks of investing in the All Countries World ex U.S. Fund are MARKET RISK, MANAGEMENT RISK, FOREIGN RISK and CURRENCY RISK. Because the Fund does not attempt merely to replicate the Morgan Stanley Capital International All Countries World Free (ex USA) Index but instead pursues an opportunistic strategy relative to the index, the Fund's performance may deviate significantly from the performance of the index.

PERFORMANCE:

         Performance information for the All Countries World ex U.S. Fund will be available after the Fund has completed a full calendar year of operations.

MCBT OPPORTUNISTIC EAFE FUND

OBJECTIVE:

         The Opportunistic EAFE Fund seeks capital appreciation. Current income is not a consideration.

PRINCIPAL INVESTMENT STRATEGIES:

         The Opportunistic EAFE Fund pursues its objective through investment in an international portfolio of primarily equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depository receipts. The Fund's investment strategy is benchmarked against the Morgan Stanley Capital International EAFE Index, an index of securities traded in Europe, Australia and the Far East weighted by market capitalization. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the index. Under normal circumstances, the Fund will not invest in securities of issuers located in Canada or the United States or its territories.

         The Fund is NOT a passively managed index fund. Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country's market capitalization in the index. In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets. In order to limit the investment risks associated with such an opportunistic strategy, the Manager will typically limit the Fund to an investment of no more than 20 percentage points above or below the current index weighting of each of the major investment regions of the United Kingdom, Continental Europe, Japan and Pacific ex Japan.

         Within an identified market, the Manager selects securities that it believes have favorable investment potential. For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company. The Manager may also consider other factors it believes will cause the stock price to rise. In general, the Manager will consider, among other factors, an issuer's valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments. The Fund may invest in companies of any size.

PRINCIPAL RISKS:

         Among the principal risks of investing in the Opportunistic EAFE Fund are MARKET RISK, MANAGEMENT RISK, FOREIGN RISK and CURRENCY RISK. Because the Fund may invest in equity-linked securities, your investment may also be subject to CREDIT RISK. Because the Fund does not attempt merely to replicate the Morgan Stanley Capital International EAFE Index but instead pursues an opportunistic strategy relative to the index, the Fund's performance may deviate significantly from the performance of the index.

PERFORMANCE:

         The bar chart and table below provide an indication of the historical risk of an investment in the Opportunistic EAFE Fund.


[CHART]

                           CALENDAR YEAR TOTAL RETURNS


          1995     1996     1997    1998     1999     2000     2001
         10.26%   10.39%   10.25%   17.31%  36.13%   -20.18%  -23.13%


         Year-to-date performance through June 30, 2002 was -2.86%. During the periods shown in the bar chart, the highest return for a calendar quarter was 24.76% (quarter ending 12/31/99) and the lowest return for a calendar quarter was -15.56% (quarter ending 9/30/01).

AVERAGE ANNUAL TOTAL RETURNS (for periods ending December 31, 2001)

------------------------------------------------------------------------------------------
                                                                    SINCE COMMENCEMENT OF
                                                                          OPERATIONS
                                              1 YEAR     5 YEARS        (JULY 1, 1994)
------------------------------------------------------------------------------------------
OPPORTUNISTIC EAFE FUND                       -23.13%       1.41%             3.13%
MSCI EAFE INDEX                               -21.21        1.17              2.99*
------------------------------------------------------------------------------------------

*Reflects the MSCI EAFE Index average annual total return since July 31, 1994.

         The Fund's performance through April 30, 1996 benefited from the Manager's agreement to limit the Fund's expenses. The Fund's performance is compared to the Morgan Stanley Capital International EAFE Index, an index of securities traded in Europe, Australia and the Far East weighted by market capitalization.

         The bar chart does not reflect the impact of a purchase premium, which was in effect for the Fund through June 27, 2000. If the purchase premium were included, the returns in the bar chart would be lower. The performance information in the table for the Fund's five year and since commencement periods reflect the impact of the purchase premium.

MCBT GLOBAL EMERGING MARKETS FUND

OBJECTIVE:

         The Global Emerging Markets Fund seeks capital appreciation. Current income is not a consideration.

PRINCIPAL INVESTMENT STRATEGIES:

         The Global Emerging Markets Fund pursues its objective through investment primarily in equity and equity-related securities of issuers located in a number of countries with emerging markets and developing economies. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers located in emerging market countries. For this purpose, emerging markets include any countries (i) having an "emerging stock market" as defined by the International Finance Corporation; (ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development; (iii) not included in the Morgan Stanley Capital International World Index of developed markets; or (iv) where, in the opinion of the Manager, the markets may not fully reflect the potential of the developing economy. In the opinion of the Manager, these countries are currently found in regions including Asia, the Indian subcontinent, Latin and Central America, the Middle and Near East, Eastern and Central Europe and Africa. Among the countries that the Manager currently believes do NOT constitute emerging markets are the United States, Canada, the current twelve members of the European Union, Switzerland, Japan, Australia and New Zealand.

         Under normal circumstances, the Fund will invest primarily in equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depository receipts.

         Within an identified market, the Manager selects securities that it believes have favorable investment potential. For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company. The Manager may also consider other factors it believes will cause the stock price to rise. In general, the Manager will consider, among other factors, an issuer's valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments. The Fund may invest in companies of any size.

PRINCIPAL RISKS:

         Among the principal risks of investing in the Global Emerging Markets Fund are MARKET RISK, MANAGEMENT RISK, FOREIGN RISK and CURRENCY RISK. Because the Fund may invest in equity-linked securities, your investment may also be subject to CREDIT RISK. Because the Fund invests significantly in countries with EMERGING MARKETS or otherwise limited or developing capital markets, the risks of investing in foreign securities may be heightened and additional risks may be present.

PERFORMANCE:

         The bar chart and table below provide an indication of the historical risk of an investment in the Global Emerging Markets Fund.

[CHART]

                           CALENDAR YEAR TOTAL RETURNS

         1998     1999     2000     2001
         -26.22%  73.43%   -34.37%  -2.67%

         Year-to-date performance through June 30, 2002 was 4.11%. During the periods shown in the bar chart, the highest return for a calendar quarter was 34.24% (quarter ending 12/31/99) and the lowest return for a calendar quarter was -20.91% (quarter ending 9/30/01).

AVERAGE ANNUAL TOTAL RETURNS (for periods ending December 31, 2001)

-----------------------------------------------------------------------------------
                                                           SINCE COMMENCEMENT OF
                                                                 OPERATIONS
                                               1 YEAR       (FEBRUARY 14, 1997)
-----------------------------------------------------------------------------------
GLOBAL EMERGING MARKETS FUND                   -2.67%              -6.77%
MSCI EMERGING MARKETS FREE INDEX               -2.37               -8.01*
-----------------------------------------------------------------------------------

*Reflects the MSCI Emerging Markets Free Index average annual total return since February 28, 1997.

         The Fund's performance is compared to the Morgan Stanley Capital International Emerging Markets Free Index, an index of securities traded in emerging European, Middle Eastern, African and Asian markets weighted by market capitalization.

         The bar chart does not reflect the impact of a purchase premium, which was in effect for the Fund through September 30, 1998. If the purchase premium were included, the returns in the bar chart would be lower. The performance information in the table for the Fund's since commencement period reflects the impact of the purchase premium.

MCBT PAN EUROPEAN MID CAP FUND

OBJECTIVE:

         The Pan European Mid Cap Fund seeks capital appreciation. Current income is not a consideration.

PRINCIPAL INVESTMENT STRATEGIES:

         The Pan European Mid Cap Fund pursues its objective through investment primarily in equity and equity-related securities of midsized companies located in developed European countries, including the United Kingdom. The Fund's investment strategy is benchmarked against the Morgan Stanley Capital International European Index, an index of securities traded in developed Europe, including the United Kingdom, and is weighted by market capitalization. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of midsized companies located in markets represented in the index. The Manager currently considers midsized companies in Europe to be those companies with a free float market capitalization (the portion of total market capitalization available for public trading) of between approximately $500 million and $10 billion at the time of initial purchase using then current exchange rates.

         The Fund is NOT a passively managed index fund. Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country's market capitalization in the index. In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets.

         Under normal circumstances, the Fund will invest primarily in equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures and depository receipts.

         Within an identified market, the Manager selects securities that it believes have favorable investment potential. For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company. The Manager may also consider other factors it believes will cause the stock price to rise. In general, the Manager will consider, among other factors, an issuer's valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments. There will be no geographic restrictions within the scope of the developed European region. Under normal circumstances, the Fund will invest primarily in securities for which daily trading volume is at least approximately one million.

PRINCIPAL RISKS:

         Among the principal risks of investing in the Pan European Mid Cap Fund are MARKET RISK, MANAGEMENT RISK, FOREIGN RISK and CURRENCY RISK. Because the Fund invests primarily in European countries, your investment has the GEOGRAPHIC RISK that market changes or other factors affecting European countries may have a more significant impact on the Fund than a fund that is more geographically diversified, which may result in greater losses and volatility. In addition, your investment in the Fund has CAPITALIZATION
RISK in that investments in midsized companies may be more volatile than investments in large companies. Because the Fund may invest in a limited number of issuers, your investment has FOCUSED PORTFOLIO RISK in that changes in the value of a single security may have a more significant effect on the Fund than on a fund whose investments are more diversified across a greater number of issuers. Further, the Manager's definition of midsized companies in Europe may differ from U.S. standards for midsized companies.

PERFORMANCE:

         Performance information for the Pan European Mid Cap Fund will be available after the Fund has completed a full calendar year of operations. The Pan European Mid Cap Fund commenced operations on June 5, 2002.

MCBT JAPAN SMALL COMPANIES FUND

OBJECTIVE:

         The Japan Small Companies Fund seeks capital appreciation. Current income is not a consideration.

PRINCIPAL INVESTMENT STRATEGIES:

         The Japan Small Companies Fund pursues its objective through investment primarily in equity and equity-related securities of issuers located in Japan with relatively small market capitalizations. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers located in Japan with small market capitalizations. The Manager currently considers an issuer located in Japan to have a small market capitalization if its market capitalization is less than approximately $3.0 billion at the time of initial purchase using then current exchange rates. Under normal circumstances, the Fund will invest primarily in equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures and depository receipts.

         The Manager selects securities that it believes have favorable investment potential. For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company. The Manager may also consider other factors it believes will cause the stock price to rise. In general, the Manager will consider, among other factors, an issuer's valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.

PRINCIPAL RISKS:

         Among the principal risks of investing in the Japan Small Companies Fund are MARKET RISK, MANAGEMENT RISK, FOREIGN RISK and CURRENCY RISK. Because the Fund invests primarily in Japan, your investment has the COUNTRY RISK that market changes or other factors affecting Japan may have a more significant impact on the Fund than a fund that is more geographically diversified, which may result in greater losses and volatility. In addition, your investment in the Fund has CAPITALIZATION RISK in that investments in smaller companies tend to be more volatile and may be subject to greater losses than investments in large or midsized companies. The Manager's definition of Japanese small companies may differ from U.S. standards for small companies.

PERFORMANCE:

         The bar chart and table below provide an indication of the historical risk of an investment in the Japan Small Companies Fund.

[CHART]

                           CALENDAR YEAR TOTAL RETURNS


          1995     1996     1997     1998    1999     2000     2001
         -1.13%   -8.64%   -24.31%  17.01%  138.54%  -36.77%  -18.05%


         Year-to-date performance through June 30, 2002 was 13.11%. During the periods shown in the bar chart, the highest return for a calendar quarter was 35.60% (quarter ending 9/30/99) and the lowest return for a calendar quarter was -19.90% (quarter ending 12/31/97).

AVERAGE ANNUAL TOTAL RETURNS (for periods ending December 31, 2001)


--------------------------------------------------------------------------------------------------------------------
                                                                                              SINCE COMMENCEMENT OF
                                                                                                   OPERATIONS
                                                              1 YEAR           5 YEARS          (AUGUST 15, 1994)
--------------------------------------------------------------------------------------------------------------------
JAPAN SMALL COMPANIES FUND                                     -18.05%           1.62%                -0.18%
TOKYO STOCK EXCHANGE SECOND SECTION INDEX                      -23.37           -3.74                 -8.12*
--------------------------------------------------------- ---------------- ----------------- -------------------------


*Reflects the Tokyo Stock Exchange Second Section Index average annual total return since August 31, 1994.


         The Fund's performance through April 30, 1995 benefited from the Manager's agreement to limit the Fund's expenses. The Fund's performance is compared to the Tokyo Stock Exchange Second Section Index, an index of securities traded in Japan in the second section weighted by market capitalization.

         The bar chart does not reflect the impact of a purchase premium, which was in effect for the Fund through September 30, 1998. If the purchase premium were included, the returns in the bar chart would be lower. The performance information in the table for the Fund's since commencement period reflects the impact of the purchase premium.

         SUMMARY OF PRINCIPAL RISKS

         The value of your investment in a Fund will change with changes in the values of that Fund's investments. Many factors can affect those values. In this summary, we describe the principal risks that may affect a Fund's portfolio as a whole. These risks and the Funds particularly subject to these risks appear in a chart at the end of the section. All Funds could be subject to additional principal risks because the types of investments made by each Fund can change over time. This Private Placement Memorandum includes additional information about the Funds, their investments and related risks in the discussions under DESCRIPTION OF THE FUNDS and MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS.

MARKET RISK:

         This is the risk that the value of a Fund's investments will fluctuate as the financial markets fluctuate and that prices overall will decline over short or long-term periods. All of the Funds are subject to market risk.

FOREIGN RISK:

         This is the risk of investment in issuers located in foreign countries. All of the Funds are subject to foreign risk and may experience more rapid and extreme changes in value than funds investing solely in the United States. This is because the securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, foreign securities issuers are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Also, nationalization, expropriation or confiscatory taxation, currency blockage, economic or financial instability or political, diplomatic or legal developments could adversely affect a Fund's investments. In the event of nationalization, expropriation or other confiscation, a Fund could lose its entire investment. These risks are increased for those Funds, particularly the GLOBAL EMERGING MARKETS FUND, that invest in emerging markets or developing economies.

GEOGRAPHIC OR COUNTRY RISK:

         This is the risk of investment primarily in issuers located in a particular country or region. Market changes or other factors affecting that country or region, including political instability and unpredictable economic conditions, may have a greater effect on a Fund than on a fund that is more geographically diversified, which may result in greater losses and volatility. The Funds particularly subject to this risk are the JAPAN SMALL COMPANIES FUND and the PAN EUROPEAN MID CAP FUND. This risk is increased for the JAPAN SMALL COMPANIES FUND because it invests primarily in issuers located in a single country.

CURRENCY RISK:

         This is the risk that fluctuations in the exchange rates between the U.S. Dollar and foreign currencies may negatively affect the value of the Fund's investments. All of the Funds are subject to currency risk.

CAPITALIZATION RISK:

         This is the risk of investment in small and midsized companies. Investments in midsized companies may be more volatile than investments in large companies. The PAN EUROPEAN MID CAP FUND is particularly subject to this risk. Investments in smaller companies tend to be more volatile than investments in large and midsized companies. Investments in smaller companies may have additional risks because these companies often have limited product lines, markets or financial resources. The JAPAN SMALL COMPANIES FUND is particularly subject to this risk.

CREDIT RISK:

         This is the risk that the issuer of a security or the other party to an over-the-counter transaction will be unable or unwilling to make timely payments of interest or principal, or to otherwise honor its obligations. The degree of risk for a particular security may be reflected in its credit rating. Credit risk is particularly applicable to the GLOBAL EMERGING MARKETS FUND and the OPPORTUNISTIC EAFE FUND, which may invest in equity-linked securities.

FOCUSED PORTFOLIO RISK:

         Funds, particularly the PAN EUROPEAN MID CAP FUND, which may invest in a limited number of issuers may have more risk because changes in the value of a single security may have a more significant effect on the Fund than on a fund whose investments are more diversified across a greater number of issuers.

MANAGEMENT RISK:

         Each Fund is subject to management risk because it is an actively managed investment portfolio. The Manager will apply its investment techniques and risk analyses in making investment decisions for the Funds, but there is no guarantee that its decisions will produce the intended result.

DERIVATIVES RISK:

         Each of the Funds may at times use certain types of investment derivatives. Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. A Fund's use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments, including the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. A Fund investing in a derivative instrument could lose more than the principal amount invested. Because derivatives are contracts between parties, there is also the risk that the other party to the transaction may fail to honor its contract terms, causing a loss to the Fund.

PRINCIPAL RISKS BY FUND

         The following chart summarizes the principal risks of each Fund. Risks not marked for a particular Fund may, however, still apply to some extent to that Fund at various times.

----------------------------------------------------------------------------------------------------------------
                                        Geographic
                                            or                 Capitali-          Focused    Manage-    Deriva-
                        Market  Foreign   Country   Currency    zation   Credit  Portfolio    ment       tives
Fund                     Risk    Risk      Risk       Risk       Risk     Risk     Risk       Risk       Risk
ALL COUNTRIES WORLD       -        -                     -                                      -         -
EX U.S.
OPPORTUNISTIC EAFE        -        -                     -                  -                   -         -
GLOBAL EMERGING           -        -                     -                  -                   -         -
MARKETS
PAN EUROPEAN MID CAP      -        -         -           -         -                  -         -         -
JAPAN SMALL COMPANIES     -        -         -           -         -                            -         -
----------------------------------------------------------------------------------------------------------------

                                FEES AND EXPENSES

         This table summarizes the fees and expenses investors may pay by investing in the Funds. Expenses are based on each Fund's last fiscal year, except that expenses for the All Countries World ex U.S. Fund and the Pan European Mid Cap Fund are based on estimates for each Fund's first full fiscal year of operation.

SHAREHOLDER FEES (fees paid directly from an investor's investment)


---------------------------------------------------------------------------------------------------------------------
                                               Maximum Sales Charge (Load) Imposed
                                                          on Purchases                        Redemption Fee
                                                (AS A PERCENTAGE OF THE OFFERING      (AS A PERCENTAGE OF THE AMOUNT
                                                             PRICE)                      REDEEMED, IF APPLICABLE)
---------------------------------------------------------------------------------------------------------------------
ALL COUNTRIES WORLD EX U.S. FUND                              None                                 None
OPPORTUNISTIC EAFE FUND                                       None                                 None
GLOBAL EMERGING MARKETS FUND                                  None                                 None
PAN EUROPEAN MID CAP FUND                                     None                                 None
JAPAN SMALL COMPANIES FUND                                    None                                 None
---------------------------------------------------------------------------------------------------------------------



ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from Fund assets)


---------------------------------------------------------------------------------------------------------------------
                                                                         Total Annual
                                                                             Fund        Fee Waiver or
                                              Management       Other      Operating         Expense            Net
                                                Fees**        Expenses     Expenses       Reimbursement     Expenses
---------------------------------------------------------------------------------------------------------------------
ALL COUNTRIES WORLD EX U.S. FUND*                1.00%           0.21%        1.21%           0.00%            1.21%
OPPORTUNISTIC EAFE FUND                          0.70            0.30         1.00             --              1.00
GLOBAL EMERGING MARKETS FUND                     0.80            0.28         1.08             --              1.08
PAN EUROPEAN MID CAP FUND                        1.00            0.25         1.25             --              1.25
JAPAN SMALL COMPANIES FUND                       1.00            0.31         1.31             --              1.31
---------------------------------------------------------------------------------------------------------------------


* Reflects the Manager's contractual obligation to limit the Fund's expenses through April 30, 2003.

** Each of the Funds has adopted a plan under Rule 12b-1 that permits the Manager to spend an amount of the Management Fees it collects from the Fund (up to 0.25% of average monthly net assets per annum) on distribution and shareholder servicing activities. These amounts are included in, and are not in addition to, the Management Fees shown in the table.

EXAMPLE

         The following example translates the expenses shown in the preceding table into dollar amounts. By doing this, investors can more easily compare the cost of investing in the Funds to the cost of investing in other mutual funds. The example makes certain assumptions. It assumes an investor invests $10,000 in the relevant Fund for the time periods indicated and redeems all the investor's shares at the end of those periods. It also assumes a 5% return on investment each year and that the Funds' operating expenses remain the same.

         This example is hypothetical, and an investor's actual costs and returns may be higher or lower.


---------------------------------------------------------------------------------------------------------------------
                                                   1 YEAR           3 YEARS            5 YEARS           10 YEARS
---------------------------------------------------------------------------------------------------------------------
ALL COUNTRIES WORLD EX U.S. FUND                    $124              $386               --                 --
OPPORTUNISTIC EAFE FUND                              103               320               $555             $1,229
GLOBAL EMERGING MARKETS FUND                         111               345                598              1,323
PAN EUROPEAN MID CAP FUND                            128               399                --                 --
JAPAN SMALL COMPANIES FUND                           134               418                722              1,587
---------------------------------------------------------------------------------------------------------------------

                            DESCRIPTION OF THE FUNDS

         This section of the Private Placement Memorandum provides a further description of each Fund's investment objective and some of its investment strategies and risks. Of course, there can be no assurance that any Fund will achieve its investment objective.

         Please note that:

- This section is intended to be read together with the discussion under MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS following this section.

- The description of the principal risks of a Fund may include risks described in the SUMMARY OF PRINCIPAL RISKS above. In some cases, the description of such risks has not been duplicated in this section.

- Additional discussion of the Funds' investment strategies and risks can be found in the Funds' Statement of Additional Information, or SAI.

- Unless otherwise noted, the investment objectives and principal investment strategies of the Funds are non-fundamental and may be changed by the trustees of the Trust without shareholder approval.

MCBT ALL COUNTRIES WORLD EX U.S. FUND

         The All Countries World ex U.S. Fund seeks capital appreciation. Current income is not a consideration. The Fund pursues its objective through investment in an international portfolio of primarily equity and equity-related securities. The Fund's investment strategy is benchmarked against the Morgan Stanley Capital International All Countries World Free (ex USA) Index, an index of securities traded in Europe, Canada, Australia, the Far East and markets located in Latin America and in the emerging European Middle Eastern and African markets weighted by market capitalization. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the index. For this purpose, the Fund may invest in such securities directly or may invest in the over-the-counter market or by way of index futures, equity-linked securities or depository receipts, including American Depository Receipts
(ADRs), Global Depository Receipts (GDRs) and European Depository Receipts
(EDRs). See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - DEPOSITARY RECEIPTS, - INDEX FUTURES, and - EQUITY-LINKED SECURITIES. Under normal circumstances, the Fund will not invest in securities of issuers located in the United States or its territories.

         The Fund is NOT a passively managed index fund. Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country's market capitalization in the index. In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets. In order to limit the investment risks associated with such an opportunistic strategy, the Manager will typically limit the Fund to an investment of no more than 20 percentage points above or below the current index weighting of each of the major investment regions of the United
Kingdom, Continental Europe, Canada, Japan, Pacific ex Japan, Latin America and the EMEA countries (Central and Eastern Europe, the Middle East and Africa). The Fund has no prescribed limits on geographic asset distribution and has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets. Because the Fund does not attempt merely to replicate the Morgan Stanley International
All Countries World Free (ex USA) Index but instead pursues an opportunistic strategy relative to the index, the Fund's performance may deviate significantly from the performance of the index.

         Within an identified market, the Manager selects securities that it believes have favorable investment potential. For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company. The Manager may also consider other factors it believes will cause the stock price to rise. In general, the Manager will consider, among other factors, an issuer's valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments. The Fund may invest in companies of any size.

         Under normal circumstances, the Fund will invest primarily in equity and equity-related securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock. The Fund may also invest in bonds and sovereign debt, as well as in index futures, equity-linked securities and depository receipts.

         Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks. See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - SPECIAL RISKS OF FOREIGN INVESTMENTS.

         When the Manager believes that conditions in overseas securities markets warrant investing in the United States for temporary defensive purposes, the Fund may but shall not be obligated to invest a portion of its assets in securities (including equity securities) principally traded in the United States; provided, however, that the Fund's weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the Morgan Stanley Capital International World Index by more than 20%. Also for defensive purposes, the Fund may invest some or all of its asset in debt instruments as described below under MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - TEMPORARY DEFENSIVE STRATEGIES. Use of temporary defensive strategies may prevent the Fund from achieving its investment objective.

         The Fund has adopted a policy to provide its shareholders with at least sixty days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the Morgan Stanley Capital International All Countries World Free (ex USA) Index.

MCBT OPPORTUNISTIC EAFE FUND

         The Opportunistic EAFE Fund seeks capital appreciation. Current income is not a consideration. The Fund pursues its objective through investment in an international portfolio of primarily equity and equity-related securities. The Fund's investment strategy is benchmarked against the Morgan Stanley Capital International EAFE Index, an index of securities traded in Europe, Australia and the Far East weighted by market capitalization. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the index. For this purpose, the Fund may invest in such securities directly or may invest in the over-the-counter market or by way of index futures, equity-linked securities or depository receipts, including American Depository Receipts (ADRs), Global Depository Receipts (GDRs) and European Depository Receipts (EDRs). See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - DEPOSITARY RECEIPTS, - INDEX FUTURES, and - EQUITY-LINKED SECURITIES. Under normal circumstances, the Fund will not invest in securities of issuers located in Canada or the United States or its territories.

         The Fund is NOT a passively managed index fund. Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country's market capitalization in the index. In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets. In order to limit the investment risks associated with such an opportunistic strategy, the Manager will typically limit the Fund to an investment of no more than 20 percentage points above or below the current index weighting of each of the major investment regions of the United Kingdom, Continental Europe, Japan and Pacific ex Japan. The Fund has no prescribed limits on geographic asset distribution and it has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets. Because the Fund does not attempt merely to replicate the Morgan Stanley Capital International EAFE Index but instead pursues an opportunistic strategy relative to the index, the Fund's performance may deviate significantly from the performance of the index.

         Within an identified market, the Manager selects securities that it believes have favorable investment potential. For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company. The Manager may also consider other factors it believes will cause the stock price to rise. In general, the Manager will consider, among other factors, an issuer's valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments. The Fund may invest in companies of any size.

         Under normal circumstances, the Fund will invest primarily in equity and equity-related securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock. The Fund may also invest in bonds and sovereign debt, as well as in index futures, equity-linked securities and depository receipts.

         Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks. See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - SPECIAL RISKS OF FOREIGN INVESTMENTS.

         When the Manager believes that conditions in overseas securities markets warrant investing in the United States for temporary defensive purposes, the Fund may but shall not be obligated to invest a portion of its assets in securities (including equity securities) principally traded in the United States; provided, however, that the Fund's weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the Morgan Stanley Capital International World Index by more than 20%. Also for defensive purposes, the Fund may invest some or all of its asset in debt instruments as described below under MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS
- TEMPORARY DEFENSIVE STRATEGIES. Use of temporary defensive strategies may prevent the Fund from achieving its investment objective.

         The Fund has adopted a policy to provide its shareholders with at least sixty days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the Morgan Stanley Capital International EAFE Index.

MCBT GLOBAL EMERGING MARKETS FUND

         The Global Emerging Markets Fund seeks capital appreciation. Current income is not a consideration. The Fund pursues its objective through investment primarily in equity and equity-related securities of issuers located in a number of countries with emerging markets and developing economies. In the opinion of the Manager, these countries are currently found in regions including Asia, the Indian subcontinent, Latin and Central America, the Middle and Near East, Eastern and Central Europe and Africa. Among the countries that the Manager currently believes do NOT constitute emerging markets are the United States, Canada, the current twelve members of the European Union, Switzerland, Japan, Australia and New Zealand. A number of these markets are less accessible to foreign investors due to their tax structures or limited liquidity making investments by the Fund less feasible. However, many emerging markets have, in recent years, liberalized access and more are expected to do so over the coming few years if the present trend continues.

         Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers located in countries with emerging markets and developing economies. For this purpose, emerging markets include any countries (i) having an "emerging stock market" as defined by the International Finance Corporation;
(ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development; (iii) not included in the Morgan Stanley Capital International World Index of developed markets; or (iv) where, in the opinion of the Manager, the markets may not fully reflect the potential of the developing economy. Also for this purpose, the Fund may invest in such securities directly or may invest in the over-the-counter market or by way of index futures, equity-linked securities or depository receipts, including American Depository Receipts (ADRs), Global Depository Receipts (GDRs) and European Depository Receipts (EDRs). See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - DEPOSITARY RECEIPTS, - INDEX FUTURES, and - EQUITY-LINKED SECURITIES. The Fund may invest up to 20% of its assets in securities of issuers located in countries with more established markets and economies not considered as emerging as described above.

         Within an identified market, the Manager selects securities that it believes have favorable investment potential. For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company. The Manager may also consider other factors it believes will cause the stock price to rise. In general, the Manager will consider, among other factors, an issuer's valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.
The Fund may invest in companies of any size.

         Under normal circumstances, the Fund will invest primarily in equity and equity-related securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock. The Fund may also invest in bonds and sovereign debt, as well as in index futures, equity-linked securities and depository receipts.

         Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks. See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - SPECIAL RISKS OF FOREIGN INVESTMENTS. These risks are heightened and additional risks are present in the case of a fund such as the Global Emerging Markets Fund which will invest primarily in issuers located in countries with emerging markets or otherwise limited or developing capital markets. See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - RISKS OF EMERGING MARKETS.

         For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. Use of temporary defensive strategies may prevent the Fund from achieving its investment objective. See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - TEMPORARY DEFENSIVE STRATEGIES.

         Generally, the Manager expects securities markets of different nations to move relatively independently of one another, because business cycles and other economic or political events that influence one country's securities markets may have little effect on the securities markets of other countries. By investing in an international portfolio, the Fund seeks to reduce the risks associated with investing in the economy of only one country and with investing in foreign securities generally. See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - SPECIAL RISKS OF FOREIGN INVESTMENTS.

         The Fund has adopted a policy to provide its shareholders with at least sixty days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers located in countries with emerging markets and developing economies.

MCBT PAN EUROPEAN MID CAP FUND

         The Pan European Mid Cap Fund seeks capital appreciation. Current income is not a consideration. The Fund pursues its objective through investment primarily in equity and equity-related securities of midsized companies located in developed European countries, including the United Kingdom. The Fund's investment strategy is benchmarked against the Morgan Stanley Capital International European Index, an index of securities traded in developed Europe, including the United Kingdom, and is weighted by market capitalization. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of midsized companies located in markets represented in the index. The Manager currently considers midsized companies in Europe to be those companies with a free float market capitalization (the portion of total market capitalization available for public trading) of between approximately $500 million and $10 billion at the time of initial purchase using then current exchange rates. The Fund may invest in such securities directly or may invest in the over-the-counter market or by way of index futures or depository receipts, including American Depository Receipts (ADRs), Global Depository Receipts (GDRs) and European Depository Receipts (EDRs). See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES and RISKS - DEPOSITARY RECEIPTS and - INDEX FUTURES. There will be no geographic restrictions within the scope of the developed European region. Under normal circumstances, the Fund will invest primarily in securities for which daily trading volume is at least approximately one million.

         The Fund is NOT a passively managed index fund. Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country's market capitalization in the index. In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets.

         Within an identified market, the Manager selects securities that it believes have favorable investment potential. For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company. The Manager may also consider other factors it believes will cause the stock price to rise. In general, the Manager will consider, among other factors, an issuer's valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.

         Under normal circumstances, the Fund will invest primarily in equity and equity-related securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock. The Fund may invest in bonds and sovereign debt, as well as in index futures and depository receipts. The Fund may also invest in non-European markets.

         Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks. See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES and RISKS - SPECIAL RISKS OF FOREIGN INVESTMENTS.

         Because the Fund invests primarily in European countries, your investment has the risk that market changes or other factors affecting European countries may have a more significant impact on the Fund than a fund that is more geographically diversified, which may result in greater losses and volatility. See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES and RISKS - GEOGRAPHIC OR COUNTRY RISKS.

         Because the Fund invests primarily in midsized companies, your investment may be subject to capitalization risk in that investments in midsized companies may be more volatile than investments in large companies. Further, the Manager's definition of midsized companies in Europe may differ from U.S. standards for midsized companies. See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES and RISKS - CAPITALIZATION RISK.

         For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. Use of temporary defensive strategies may prevent the Fund from achieving its investment objective. See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - TEMPORARY DEFENSIVE STRATEGIES.

         The Fund has adopted a policy to provide its shareholders with at least sixty days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of midsized companies located in markets represented in the Morgan Stanley Capital International European Index.

MCBT JAPAN SMALL COMPANIES FUND

         The Japan Small Companies Fund seeks capital appreciation. Current income is not a consideration. The Fund pursues its objective through investment primarily in equity and equity-related securities of issuers located in Japan with relatively small market capitalizations. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers located in Japan with small market capitalizations. The Manager currently considers an issuer to have a small market capitalization if its market capitalization is less than approximately $3.0 billion at the time of initial purchase using then current exchange rates. The Fund may invest in such securities directly or may invest in the over-the-counter market or by way of index futures or depository receipts, including American Depository Receipts (ADRs), Global Depository Receipts (GDRs) and European Depository Receipts (EDRs). See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - DEPOSITARY RECEIPTS and - INDEX FUTURES.

         The Manager selects securities that it believes have favorable investment potential. For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company. The Manager may also consider other factors it believes will cause the stock price to rise. In general, the Manager will consider, among other factors, an issuer's valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.

         Under normal circumstances, the Fund will invest primarily in equity and equity-related securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock. The Fund may also invest in bonds and sovereign debt. The Fund will invest in securities traded in Japanese or other foreign securities markets (including over-the-counter markets) and may also make investments by way of index futures or depository receipts if desirable issues are available.

         Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks. See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - SPECIAL RISKS OF FOREIGN INVESTMENTS.

         Because the Fund invests primarily in a single country, your investment has the risk that market changes or other factors affecting Japan may have a more significant impact on the Fund than a fund that is more geographically diversified, which may result in greater losses and volatility. This means that the Fund's performance will be directly affected by political, economic and market conditions in Japan. In addition, since the Japanese economy is dependent to a significant extent on foreign trade, the relationships between Japan and its trading partners and between the yen and other currencies are expected to have a significant impact on particular Japanese companies and on the Japanese economy generally. See MORE INFORMATION ABOUT THE

FUNDS' INVESTMENT STRATEGIES AND RISKS - GEOGRAPHIC OR COUNTRY RISKS. The Fund is designed for investors who are willing to accept the risks associated with changes in such conditions and relationships.

         An investment in the Fund is subject to special risks because all or a substantial portion of the Fund's assets may be invested in securities of companies with relatively low equity market capitalization. These may include securities traded over-the-counter and securities of companies with limited operating histories. Companies in which the Fund may invest may have more restricted product lines or more limited financial resources than larger, more established companies. For these and other reasons, they may be more severely affected by economic downturns or other adverse developments than are larger, more established companies. Trading volume of these companies' securities may also be low and their market values volatile. The Manager's definition of Japanese small companies may differ from U.S. standards for small companies.
         For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. Use of temporary defensive strategies may prevent the Fund from achieving its investment objective. See MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS - TEMPORARY DEFENSIVE STRATEGIES.

         The Fund has adopted a policy to provide its shareholders with at least sixty days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers located in Japan with small market capitalizations.

                             MORE INFORMATION ABOUT
                   THE FUNDS' INVESTMENT STRATEGIES AND RISKS

         LOCATION OF ISSUERS. A number of the Funds' principal investment strategies are determined by reference to whether an issuer is located in a particular country or group of countries. In determining whether an issuer is located in a particular country for those purposes, the Manager will consider:
(i) whether the issuer's securities are principally traded in the country's markets; (ii) where the issuer's principal offices or operations are located; and (iii) whether a significant portion of the issuer's revenues are derived from goods or services sold or manufactured in the country. No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is located in a particular country. The Manager may also consider other factors in making this determination. For these purposes, an equity-linked security held by a Fund will be considered located in the country or region of the security or securities to which the equity-linked security is linked and not the country or region of the issuer of the equity-linked security.

         INVESTMENT RISKS. A description of some of the principal risks associated with investment in the Funds appears below. For any given Fund, this section should be read together with the corresponding section under DESCRIPTION OF THE FUNDS above. See also SUMMARY OF PRINCIPAL RISKS above.

         An investment in any Fund involves risks similar to those of investing in common stock or other equity securities directly. Investment in a Fund's shares is, like investment in equity securities, more volatile and risky than some other forms of investment. Just as with such securities, the value of Fund shares may increase or decrease depending on market, economic, political, regulatory and other conditions affecting the Fund's portfolio. These types of risks may be greater with respect to the Funds because they invest primarily in securities of foreign issuers and may be further heightened in the case of those Funds which invest primarily in emerging market securities. In addition, a Fund's investments will often be denominated in foreign currencies, whose values continually change in relation to the dollar. These varying relationships will also affect the value of a Fund's shares.

         SPECIAL RISKS OF FOREIGN INVESTMENTS. All of the Funds will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on capital, dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting, regulatory and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets. Foreign brokerage commissions, custodial and other fees are also generally higher than in the United States. There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas. See TAXES below, and INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES in the Statement of Additional Information for further details.

         RISKS OF EMERGING MARKETS. The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. All of the Funds may invest in emerging markets, although these risks particularly affect the GLOBAL EMERGING MARKETS FUND. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of business or industry nationalization, restrictions on foreign ownership, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries. Expropriation, nationalization or other confiscation due to political change could result in a Fund's loss of its entire investment in the country involved. The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Funds' investments in those countries. For example, in September 1998 Malaysia imposed a tax on repatriated foreign portfolio principal.

         The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product GDP or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position. The domestic economies of emerging countries are generally not as diversified as those of the United States and certain Western European countries. A significant portion of many of such countries' national GDPs are represented by one commodity or groups of commodities. World fluctuations in the prices of certain commodities may significantly affect the economy involved. Such countries' economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, including trade barriers, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times. Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements. Also, such local markets typically offer less regulatory protections for investors.

         GEOGRAPHIC OR COUNTRY RISKS. Market changes or other factors affecting a country or region, including political instability and unpredictable economic conditions, may have a greater effect on a Fund investing primarily in that country or region than on a fund that is more geographically diversified, which may result in greater losses and volatility. The Funds particularly subject to this risk are the JAPAN SMALL COMPANIES FUND and the PAN EUROPEAN MID CAP FUND. This risk is increased for the JAPAN SMALL COMPANIES FUND because it invests primarily in issuers located in a single country. Also, adverse developments in certain regions such as Southeast Asia or Russia can, however, adversely affect securities of issuers located in countries or regions, such as Latin America, whose economies appear to be unrelated.

         ASIA PACIFIC. Securities of issuers located in some Asia Pacific countries tend to have volatile prices and may offer significant potential for loss as well as gain. Further, certain companies in this region may not have firmly established product markets, may lack depth of management, or may be more vulnerable to political or economic developments such as nationalization of their own industries. However, many of the countries of the Asia Pacific region are developing both economically and politically. Such countries may have relatively unstable governments, economies based on only a few commodities or industries, and securities markets trading infrequently or in low volumes. Some countries restrict the extent to which foreigners may invest in their securities markets. Taiwan, for example, permits foreign investment only through authorized qualified foreign institutional investors (QFII). The Manager has been granted QFII status with its own investment quota enabling the Trust to purchase Taiwanese investments through various sub-accounts. The Manager will not collect charges or fees for the use of these facilities; however, the Funds' sub-accounts will owe custodial or transaction fees relating to investments through these facilities. In 1997 and 1998, the region experienced political and economic uncertainty, increased market volatility, decline in foreign currency exchange rates, slower economic growth, high inflation and higher interest rates. In addition, a number of regional currencies, including those in China and Hong Kong have been under pressure in the markets.

         LATIN AMERICA. Although there have been significant improvements in recent years, the Latin American economies continue to experience significant problems, including high inflation rates and high interest rates. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain Latin American countries. The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions. There is no assurance that economic initiatives will be successful. Recovery may also be influenced by international economic conditions, particularly those in the United States, and by world prices for oil and other commodities. The ALL COUNTRIES WORLD EX U.S. FUND, the OPPORTUNISTIC EAFE FUND, and the GLOBAL EMERGING MARKETS FUND, although more geographically diversified than other of the Funds, will be subject to these risks to the extent of their investment in Latin America.

         MIDDLE EAST/AFRICA. The securities markets of Middle Eastern and African countries are significantly smaller than the U.S. securities markets and have substantially less trading volume. There may be a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as high concentrations of investors and financial intermediaries. Many of the Middle Eastern and African countries may be subject to a greater degree of economic, political and social instability than is the case in the United States and Western Europe. Such instability may result from, among other things: (i) authoritarian governments or military involvement in political and economic decision-making, including changes in government through extra-constitutional means; (ii) popular unrest associated with demands for improved political, economic and social conditions;
(iii) internal insurgencies and terrorist activities; (iv) hostile relations with neighboring counties; and (v) ethnic, religious and racial disaffection. Such economic, political and social instability could severely disrupt the principal financial markets in which a Fund invests and could severely affect the value of a Fund's assets. In addition, governments of many Middle Eastern and African countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In certain cases, the government owns or controls many companies, including the largest in the country. Accordingly, governmental actions in the future could have a significant effect on economic conditions in Middle Eastern and African countries, which could affect private sector companies and a Fund, as well as the value of securities in a Fund's portfolio. The legal systems in certain Middle Eastern and African countries also may have an adverse impact on a Fund. For example, while the potential liability for a shareholder in a U.S. corporation with respect to acts of the corporation generally is limited to the amount of the shareholder's investment, the notion of limited liability is less clear in certain Middle Eastern and African countries. Similarly, the rights of investors in Middle Eastern and African issuers may be more limited than those of shareholders of U.S. corporations. It may be difficult or impossible to obtain and/or enforce a judgment in a Middle
Eastern or African country. These risks particularly apply to the GLOBAL EMERGING MARKETS FUND.

         EUROPE. Both developed and emerging European countries may be impacted by the European Monetary Union (EMU) and the introduction of a single European currency, which may increase the volatility of European markets. Many securities markets in Central and Eastern Europe are smaller, less liquid and more volatile than the securities markets in the United States and Western Europe. These risks particularly apply to the PAN EUROPEAN MID CAP FUND.

         CURRENCY RISKS; HEDGING TRANSACTIONS. The Funds may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar. The Funds may also hold such currencies, although it is not expected that such holdings will be significant. As a result, fluctuations in currency exchange rates and currency devaluations, if any, will affect the U.S. dollar value of the Funds' portfolio securities as well as the net asset value of the Funds' shares. The Funds may use various investment products to reduce certain risks to the Funds of exposure to local currency movements. These products include currency forward contracts, futures contracts and options thereon, and options and "spot" transactions directly in foreign currencies. A Fund may, but is not obligated to, attempt to hedge up to 75% of its foreign currency exposure using such techniques. The Funds' ability to use these products and the other strategies discussed below, may be limited by market conditions, regulatory limits and tax considerations and there can be no assurance that any of these products or strategies would succeed in reducing the risk to the Fund of exposure to local currency movements. In addition, in certain cases these products and strategies may be unavailable or the Funds may choose not to use them when, in retrospect, these products and strategies would have been helpful to the Funds. Movements in the prices or values of these investment products may not correlate precisely with changes in the value of the related currency. New financial products and risk management techniques continue to be developed and the Funds may use these new investments and techniques to the extent consistent with their investment objective and policies. Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise. Moreover, it may not be possible for a Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates.

         FORWARD CONTRACTS: A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers.

         CURRENCY FUTURES CONTRACTS: The Funds may enter into financial futures contracts for the purchase or sale for future delivery of foreign currencies. A sale of a futures contract entails entering into a contractual obligation to deliver the foreign currency called for by the contract at a specified price on a specified date. A purchase of a futures contract entails entering into a contractual obligation to acquire the foreign currency called for by the contract at a specified price on a specified date.

         Although futures contracts by their terms often call for actual delivery or acceptance, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and the same delivery date. If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the purchaser entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, he realizes a loss.

         The purchase or sale of a currency futures contract differs from the purchase or sale of a security, in that no price or premium is paid or received. Instead, an amount of cash or U.S. Treasury bills generally not exceeding 5% of the contract amount must be deposited with the broker. This amount is known as initial margin. Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking to the market. At any time prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position which will operate to terminate the position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid on each completed purchase and sale transaction.

         OPTIONS ON CURRENCY FUTURES. Unlike a currency futures contract, which requires the parties to buy and sell currency on a set date, an option on a currency futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to enter into the contract, the premium paid for the option is lost. Since the value of the option is fixed at the point of sale, there are no daily payments of cash by the holder of the option in the nature of variation or maintenance margin payments to reflect the change in the value of the underlying contract as there are by a purchaser or seller of a currency futures contract.

         The ability to establish and close out positions on options on futures will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or be maintained.

         A Fund will write (sell) only covered put and call options on currency futures. This means that the Fund will provide for its obligations upon exercise of the option by segregating sufficient cash or short-term obligations or by holding an offsetting position in the option or underlying currency future, or a combination of the foregoing. Set forth below is a description of methods of providing cover that the Funds currently expect to employ, subject to applicable exchange and regulatory requirements. If other methods of providing appropriate cover are developed, the Funds reserve the right to employ them to the extent consistent with applicable regulatory and exchange requirements.

         A Fund will, so long as it is obligated as the writer of a call option on currency futures, own on a contract-for-contract basis an equal long position in currency futures with the same delivery date or a call option on currency futures with the difference, if any, between the market value of the call written and the market value of the call or long currency futures purchased maintained by the Fund in cash, Treasury bills, or other high-grade short-term obligations in a segregated account with its Custodian. If at the close of business on any day the market value of the call purchased by a Fund falls below 100% of the market value of the call written by the Fund, the Fund will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

         In the case of put options on currency futures written by a Fund, that Fund will hold the aggregate exercise price in cash, Treasury bills, or other high grade short-term obligations in a segregated account with its Custodian, or own put options on currency futures or short currency futures, with the difference, if any, between the market value of the put written and the market value of the puts purchased or the currency futures sold maintained by the Fund in cash, Treasury bills or other high grade short-term obligations in a segregated account with its Custodian. If at the close of business on any day the market value of the put options purchased or the currency futures sold by the Fund falls below 100% of the market value of the put options written by the Fund, the Fund will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

         OPTIONS ON FOREIGN CURRENCIES: The Funds may purchase and write put options on foreign currencies traded on securities exchanges or boards of trade (foreign and domestic) or over-the-counter. As in the case of other kinds of options, the writing of an option on a foreign currency constitutes only a partial hedge, up to the amount of the premium received, and the Funds could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to expected movements, it may forfeit the entire amount of the premium plus related transaction costs. There is no specific percentage limitation on the Funds' investments in options on foreign currencies.

         LIMITATIONS ON THE USE OF CURRENCY FUTURES PORTFOLIO STRATEGIES. The Funds' ability to engage in currency futures strategies described above will depend on the availability of liquid markets in such instruments. Markets in futures with respect to currencies are relatively new and still developing. It is impossible to predict the amount of trading interest that may exist in various types of currency futures. Therefore, no assurance can be given that the Funds will be able to utilize these instruments effectively for the purposes set forth above. Furthermore, the Funds' ability to engage in such transactions may be limited by tax considerations.

         RISK FACTORS IN CURRENCY FORWARD AND FUTURES TRANSACTIONS. The Funds' investment in currency forward and futures contracts involves risk. Some of that risk may be caused by an imperfect correlation between movements in the price of the forward or futures contract and the price of the related currency. The risk of imperfect correlation generally tends to diminish as the maturity date of the forward or futures contract approaches.

         Also, a Fund may purchase currency forward or futures contracts (or options thereon) to hedge against a possible price increase in a currency that denominates securities the Fund anticipates purchasing. If the market for that currency declines, and the Fund does not then carry out a purchase of such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the forward or futures contract that is not offset by a reduction in the price of the securities purchased.

         The amount of risk a Fund assumes when it purchases an option on a currency futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. By writing a call option, the Fund limits its opportunity to profit from any increase in the market value of the underlying contract above the exercise price of the option. By writing a put option, the Fund assumes the risk that it may be required to purchase the underlying contract for an exercise price higher than its then current market value, resulting in a potential loss unless the contract subsequently appreciates in value.

         The liquidity of a secondary market in a futures contract or related option may be adversely affected by daily price fluctuation limits established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past exceeded the daily limit on a number of consecutive trading days.

         INDEX FUTURES. To the extent opportunities are available, each Fund may purchase futures contracts or options on futures contracts on various stock indices (Index Futures) for investment purposes. An Index Future is a contract to buy an integral number of units of a stock index at a specified future date at a price agreed upon when the contract is made. A unit is the value from time to time of the relevant Index.

         The Funds may invest in Index Futures while the Manager seeks favorable terms from brokers to effect transactions in common stocks selected for purchase. Each Fund may also invest in Index Futures when the Manager believes that there are not enough attractive common stocks available to maintain the standards of diversity and liquidity set for a Fund pending investment in such stocks if and when they do become available. Through this use of Index Futures, a Fund may maintain a portfolio with diversified risk without incurring the substantial brokerage costs which may be associated with investment in multiple issuers. This use may also permit a Fund to avoid potential market and liquidity problems (e.g., driving up the price by purchasing additional shares of a portfolio security or owning so much of a particular issuer's stock that the sale of such stock depresses that stock's price) which may result from increases in positions already held by a Fund.

         As contrasted with purchases of common stock, no price is paid or received by a Fund upon the purchase of a futures contract. Upon entering into a contract, a Fund will be required to deposit with its custodian in a segregated account in the name of the futures broker a specified amount of cash or securities. This is known by participants in the market as initial margin. The type of instruments that may be deposited as initial margin, and the required amount of initial margin, will be determined by the futures exchange on which Index Futures are traded before trading of Index Futures commences. The nature of initial margin in futures transactions is different from that of margin in securities transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the particular Index fluctuates, making the position in the futures contract more or less valuable, a process known as marking to the market.

         A Fund may close out a futures contract purchase by entering into a futures contract sale. This will operate to terminate the Fund's position in the futures contract. Final determinations of variation margin are then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain.

         A Fund's investment in Index Futures involves risk. The Fund's ability to use Index Futures may be limited by market conditions, or the Funds may choose not to use Index Futures when, in retrospect, such Index Futures would have been beneficial to the Funds. Positions in Index Futures may be closed out by a Fund only on the futures exchanges on which Index Futures are then traded. There can be no assurance that a liquid market will exist for any particular contract at any particular time. The liquidity of the market in futures contracts could be adversely affected by daily price fluctuation limits established by the relevant futures exchange which limit the amount of fluctuation in the price of an Index Futures contract during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into in the price beyond the limit. In such events, it may not be possible for a Fund to close its futures contract purchase, and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. When a Fund has purchased a futures contract, its risk is, however, limited to the amount of the contract. The futures market may attract more speculators than does the securities market, because deposit requirements in the futures market are less onerous than margin requirements in the securities market. Increased participation by speculators in the futures market may also cause price distortions. In addition, investment in Index Futures involves the risk of an imperfect correlation between movement in the relevant Index and the price of Index Futures. This lack of correlation may result from investors closing out futures contracts in order to avoid additional margin deposit requirements or from the fact that trading hours for Index Futures may not correspond perfectly to hours of trading on the relevant foreign exchanges. Before a United States entity may purchase or sell futures contracts traded on foreign exchanges, the Commodity Futures Trading Commission (CFTC) must approve the contract for purchase and sale by U.S. persons. Those contracts may involve greater risks, including less liquidity and less governmental supervision.

         DEPOSITARY RECEIPTS. Each Fund may invest in American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs) and European Depositary Receipts (EDRs) if issues of such depositary receipts are available that are consistent with a Fund's investment objective. Depositary receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution. Transactions in depositary receipts usually do not settle in the same currency as the underlying securities are denominated or traded. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

         EQUITY-LINKED SECURITIES RISK. Each Fund, and in particular the GLOBAL EMERGING MARKETS FUND and the OPPORTUNISTIC EAFE FUND, may invest in equity-linked securities, such as linked participation notes, equity swaps and zero-strike options and securities warrants. Equity-linked securities are privately issued securities whose investment results are designed to correspond generally to the performance of a specified stock index or "basket" of stocks, or sometimes a single stock. These securities may be used by a Fund to gain exposure to countries that place restrictions on investments by foreigners. To the extent that the Funds invest in equity-linked securities whose return corresponds to the performance of a foreign securities index or one or more of foreign stocks, investing in equity-linked securities will involve risks similar to the risks of investing in foreign securities. In addition, the Funds bear the risk that the issuer of an equity-linked security may default on its obligations under the security. See RISK/RETURN SUMMARY - SUMMARY OF PRINCIPAL RISKS - CREDIT RISK, above. Equity-linked securities are often used for many of the same purposes as, and share many of the same risks with, other derivative instruments. See RISK/RETURN SUMMARY - SUMMARY OF PRINCIPAL RISKS - DERIVATIVES RISK, above. Equity-linked securities may be considered illiquid and thus subject to each Fund's restrictions on investments in illiquid securities.

         FIXED INCOME AND LOWER RATED SECURITIES. Each Fund may invest in fixed income securities, including bonds and sovereign debt. Each Fund may invest in securities rated below investment grade (that is, rated below BBB by Standard & Poor's or below Baa by Moody's) at the time of purchase, including securities in the lowest rating categories, and comparable unrated securities. Lower rated securities generally provide higher yields, but are subject to greater credit and market risk, than higher quality fixed income securities. Lower rated securities are considered predominantly speculative with respect to the ability of the issuer to meet principal and interest payments. The market for lower rated securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases, by changing public perceptions of this market or by legislation that limits the ability of certain categories of financial institutions to invest in these securities. In addition, the secondary market may be less liquid for lower rated securities. This reduced liquidity at certain times may affect the values of these securities and may make the valuation and sale of these securities more difficult. Although higher quality fixed income securities generally have lower credit risk than lower rated securities, they may share some or all of the above risks of lower rated securities, including interest rate risk.

         INVESTMENT COMPANIES AND TRANSACTIONS WITH AFFILIATES. Each of the Funds may invest up to 10% of its total assets through investment companies, private equity funds, or other collective investment vehicles, including those designed to permit investments in a portfolio of securities listed in a particular country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment. As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers. To the extent a Fund invests in an affiliated fund, these assets are excluded for purposes of calculating the management fee payable by the Fund to the Manager. There are also special tax considerations which apply to investments in these kinds of investment vehicles. See INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES in the Statement of Additional Information for further details.

         TEMPORARY DEFENSIVE STRATEGIES. For temporary defensive purposes, each Fund may but shall not be obligated to vary from its investment strategies during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant. Each Fund may reduce its position in securities relating to its investment objective and may invest without limit in short-term debt securities (for this purpose, securities with a remaining maturity of one year or less) issued or guaranteed by the U.S. Government, its agencies or instrumentalities and U.S. dollar-denominated money market instruments or foreign currency-denominated short-term debt securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, which in each case are rated BB or higher by Standard & Poor's Corporation or Baa or higher by Moody's Investors Service, Inc. or, if not so rated, deemed to be of equivalent quality by the Manager. Each Fund may also at any time temporarily invest funds awaiting reinvestment or held as reserves for dividends and other distributions to shareholders in any of the foregoing types of securities as well as in repurchase agreements as described below under the sub-caption - REPURCHASE AGREEMENTS. Also for defensive purposes, each Fund may invest its assets in securities (including equity securities) principally traded in the United States; provided, however, that each of the ALL COUNTRIES WORLD EX U.S. FUND'S and the OPPORTUNISTIC EAFE FUND'S weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the Morgan Stanley Capital International World Index by more than 20%. Although the Funds have the flexibility to use these temporary defensive strategies, the Manager may choose not to for a variety of reasons, even in very volatile market conditions. Use of these strategies may prevent a Fund from achieving its investment objective.

         REPURCHASE AGREEMENTS. As a means of earning income for periods as short as overnight, each Fund may enter into repurchase agreements with selected banks and broker/dealers. Under a repurchase agreement, a Fund acquires securities subject to the seller's agreement to repurchase at a specified time and price. If the seller under a repurchase agreement becomes insolvent, a Fund's right to dispose of the securities may be restricted. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, a Fund may encounter delay and incur costs before being able to sell the security. Also, if a seller defaults, the value of such securities may decline before a Fund is able to dispose of them.

         ILLIQUID SECURITIES. Each Fund may invest up to 15% of its net assets in illiquid securities, meaning securities that the Fund may not readily dispose of within 7 days at a price approximately the value used by the Fund for purposes of calculating its net asset value on the date of disposition. These securities include those whose disposition is restricted by securities laws. Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, a Fund may be forced to sell them at a discount.

         PORTFOLIO TURNOVER. Portfolio turnover, which measures the extent to which a Fund engages in active and frequent trading of its portfolio securities, is not a limiting factor with respect to investment decisions for the Funds. The portfolio turnover rates for the last three fiscal years of each Fund, other than the All Countries World ex U.S. Fund and the Pan European Mid Cap Fund (which have not completed a fiscal year), are set forth below. In general, a Fund's portfolio turnover rate for a given fiscal year is the ratio of the amount of purchases or sales (whichever is less) of the Fund's portfolio securities to the monthly average asset value of the Fund's portfolio securities.


-------------------------------------------------------------------------------------------
                                                      YEAR ENDED APRIL 30,
                                     ------------------------------------------------------
                                     2002                     2001                     2000
OPPORTUNISTIC EAFE FUND              75%                       66%                      71%
GLOBAL EMERGING MARKETS FUND         149                       195                      146
JAPAN SMALL COMPANIES FUND            82                       55                       37
-------------------------------------------------------------------------------------------

         In any particular year market conditions may well result in greater rates than are presently anticipated. The rate of a Fund's turnover may vary significantly from time to time depending on the volatility of economic and market conditions. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the relevant Fund. To the extent portfolio turnover results in the realization of short-term capital gains, such gains generally will be taxed to shareholders at ordinary income tax rates.

                               PURCHASE OF SHARES

         You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement.

         Purchases are permitted on any business day. In order for a purchase order to be effective as of a particular day, the Fund must have accepted the order and have received immediately available funds by 5:00 p.m. (New York time) on such day.

         The minimum initial investment in each Fund must be worth at least $1,000,000; subsequent investments must be worth at least $100,000. The Trust reserves the right to change the investment minimums for each Fund applicable to all investors or to specified classes of investors. The Trust may waive these minimums in its sole discretion.

         Shares of each Fund may be purchased by (i) giving cash, (ii) exchanging securities on deposit with a custodian acceptable to the Manager or
(iii) a combination of giving cash and exchanging such securities. Purchase of shares of a Fund in exchange for securities is subject in each case to the determination by the Manager that the securities to be exchanged are acceptable for purchase by the Fund. In all cases the Manager reserves the right to reject any particular investment. In particular, and without limiting the generality of the foregoing, the Manager may but shall not be obligated to reject an investment if, in the opinion of the Manager, the size of the investment and/or the transaction costs associated with the investment would cause the Fund to bear undue transaction expenses that would not be sufficiently recouped by sales charges, if any, paid by the purchaser for the benefit of the Fund. Securities accepted by the Manager in exchange for Fund shares will be valued in the same manner as the Fund's assets, as described below, as of the time of the Fund's next determination of net asset value after such acceptance. All dividends and subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Funds and must be delivered to the Funds upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes is realized upon the exchange by an investor that is subject to federal income taxation, depending upon the investor's basis in the securities tendered. A shareholder who wishes to purchase shares by exchanging securities should obtain instructions from the Trust by calling Timothy Hall at 011-44-131-229-5252 before 12:00 noon (New York time) on business days or, beginning September 1, 2002, Wilson Madden at 212-480-0664 or toll free at 800-480-1888, after 12:00 noon (New York time) on business days.

         The purchase price of shares of a Fund is the net asset value next determined after a purchase order is received in good order.

         The Manager will not approve the acceptance of securities in exchange for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to a Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, as amended, or otherwise; and (3) the securities may be acquired under the Fund's investment policies and restrictions. No investor owning 5% or more of a Fund's shares may purchase additional Fund shares by exchange of securities.

         Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares of beneficial interest and mails a statement of the account confirming the transaction. After an account has been established, you may send subsequent investments at any time upon notification to and confirmation by State Street Bank and Trust Company (Attention: Kelly Powers), at tel. 617-985-7183, fax 617-985-9626, with a copy to the Trust (Attention: Timothy Hall) at tel. 011-44-131-229-5252, fax 011-44-131-479-4747.

         Purchases of shares in any Fund are limited to persons who are "accredited investors" as defined in Regulation D under the Securities Act of 1933, as amended, and who have completed and signed a subscription agreement in the form attached hereto as Exhibit A. Each Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate. Purchasers must be acquiring shares for their own account and for investment purposes only. Each Fund reserves the right to suspend or change the terms of the offering of its shares.

                              REDEMPTION OF SHARES

         THE SECURITIES OFFERED BY THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT FROM REGISTRATION. However, the securities are redeemable.

         You can redeem your shares by sending a written request by mail or by facsimile to the Trust (Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES; Attention: Timothy Hall; Fax # 011-44-131-479-4747) AND to the Transfer Agent (State Street Bank and Trust Company, Investor Reporting Services, Mail Stop 4273, One Heritage Drive, North Quincy, MA 02171; Attention: Kelly Powers; Fax 617-985-9626). The request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed. All owners of the shares must sign the request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as officers, trustees or custodian or on behalf of a partnership, corporation or other entity).

         Shares of a Fund may be redeemed on any business day that the New York Stock Exchange is open for unrestricted trading.

         The redemption price of shares of a Fund is the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Trust in proper form as described above.

         Shares of a Fund may be redeemed by the payment of the redemption price in whole or in part by a distribution in kind of securities held by the Fund in lieu of cash if the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash. Securities used to redeem Fund shares in kind will be valued in accordance with the Funds' procedures for valuation described under DETERMINATION OF NET ASSET VALUE. Securities distributed by a Fund in kind will be selected by the Manager in light of the Fund's objective and generally will not represent a pro rata distribution of each security held in the Fund's portfolio. Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

         Payment on redemption will be made as promptly as possible and normally within seven days after the request for redemption is received by the Trust in good order. If an investor purchased shares by check and the check was deposited less than fifteen days prior to the redemption request, a Fund may withhold redemption proceeds until that check has cleared. A redemption request is in good order if it includes the exact name in which shares are registered and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration. Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust, must specify, in full, the capacity in which they are acting. Cash payments will be made by transfer of Federal funds for payment into the investor's account.

         When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds may be transferred upon redemption. Designation of additional accounts and any change in the accounts originally designated must be made in writing with the signature guaranteed by any of the following entities: U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations and clearing agencies.

         The Trust may suspend the right of redemption and may postpone payment for any Fund for more than seven days during an emergency which makes it impracticable for a Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

                        DISTRIBUTION AND SERVICING PLANS

         The Trust has adopted a distribution and servicing plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, for each Fund. These Plans authorize the Manager to spend an amount of the management fees it collects from the Fund up to 0.25% per annum of the average monthly net assets of the relevant Fund for activities or services primarily intended to result in the sale of shares of the such Fund or for the provision of personal services to shareholders of such Fund.

                        DETERMINATION OF NET ASSET VALUE

         The net asset value of the shares of each Fund is determined by dividing that Fund's total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent. Such determination is made as of the close of each business day in New York, meaning the close of regular trading on the New York Stock Exchange on any day that the Exchange is open for unrestricted trading. Equity securities listed on an established securities exchange or on the NASDAQ National Market System normally are valued at their last sale price on the exchange where primarily traded or, if there is no reported sale during the day, and in the case of over the counter securities not so listed, at the mean between the last bid and asked price, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Other securities for which current market quotations are not readily available (including restricted securities, if any) and all other assets are taken at fair value as determined in good faith by the trustees, although the actual calculations may be made by persons acting pursuant to the direction of the trustees or by pricing services.

         Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of a Fund's net asset value. If events materially affecting the value of any Fund's portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with valuation procedures approved by the trustees.

                           DIVIDENDS AND DISTRIBUTIONS

         Each Fund's policy is to declare and pay out as dividends, at least annually, substantially all of its investment company taxable income (which comes from dividends and any interest it receives from investments and net realized short-term capital gains), if any, and to distribute, at least annually, substantially all of its net realized capital gains (that is, the excess of net long-term capital gains over net short-term capital losses including capital loss carryovers), if any. For these purposes and federal income tax purposes, a portion of the premiums from certain expired call or put options on currency futures written by a Fund, net gains from certain closing purchase and sale transactions with respect to such options and a portion of net gains from other options and futures transactions may be treated as short-term capital gain (i.e., gain from the sale of securities held for 12 months or less). Each Fund's policy is to declare and pay distributions of its investment company taxable income and net realized capital gains annually, although any Fund may make more frequent distributions as determined by the trustees of the Trust to the extent permitted by applicable regulations. Each Fund intends generally to make distributions annually sufficient to avoid the imposition of a non-deductible 4% excise tax on certain undistributed amounts of taxable investment income and capital gains. For tax purposes, distributions to shareholders will be deemed to be increased by each shareholder's allocable share of a portion of a Fund's expenses, including a Fund's advisory expenses.

         All dividends and/or distributions will be paid in shares of the relevant Fund at net asset value unless the shareholder elects in the subscription agreement to receive cash. Shareholders may make this election by marking the appropriate box on the subscription agreement.

                                      TAXES

         Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. So long as a Fund qualifies for treatment as a regulated investment company, the Fund itself will not be subject to federal income tax to the extent its dividend, interest and certain other income, its net realized short-term gains and its net realized long-term capital gains are distributed to its shareholders.

         If a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one year period ending October 31 (or later if a Fund is permitted to elect and so elects), plus any retained amount from the prior year, such Fund will be subject to a 4% excise tax on undistributed amounts. Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax.

         Dividend distributions (i.e., distributions derived from interest, dividends and certain other income, including in general short-term capital gains) will be taxable to shareholders subject to federal income tax as ordinary income. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) on securities held for more than twelve months will be taxable to shareholders as such, regardless of how long a shareholder has held the shares in a Fund. Distributions from each Fund will be taxed as described above whether received in cash or in shares through reinvestment of dividends. A distribution paid to shareholders by a Fund in January of a year is generally deemed to have been received by shareholders on December 31 of the preceding year, provided the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year.

         Dividends and distributions on a Fund's shares generally are subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though they economically may represent a return of a particular shareholder's investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when a Fund's net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when a Fund's net asset value also reflects unrealized losses.

         A Fund's transactions in options, futures contracts, hedging transactions, forward contracts, straddles and foreign currencies will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash-sale and short sale rules), which could accelerate income, defer losses, or otherwise affect the amount, timing or character of distributions to shareholders.

         A Fund's transactions in foreign currencies and hedging activities likely will produce a difference between its book income and taxable income. This difference may cause a portion of a Fund's income distributions to constitute a return of capital for tax purposes or require a Fund to make distributions exceeding book income to qualify as a regulated investment company.

         Each Fund may be subject to foreign withholding taxes on dividends, interest or capital gains which will decrease the Fund's yield. However, each Fund may make an election with the Internal Revenue Service for each fiscal year which would allow shareholders who are U.S. citizens or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their

U.S. income tax return for their pro-rata portion of foreign income taxes paid by the Fund. As a result, income of a Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources to the shareholders. The amount of foreign income taxes paid by a Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including, with respect to the foreign tax credit, a holding period requirement applied at both the Fund and the shareholder level).

         The sale or redemption of shares of a Fund, including a redemption in-kind, is a taxable event to the selling or redeeming shareholder.

         The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year.

         The foregoing is a general summary of the U.S. federal income tax consequences for shareholders who are U.S. citizens or corporations. Fund shareholders who are not U.S. citizens or that are foreign corporations may receive substantially different tax treatment of distributions by the Funds. Shareholders should consult their own tax advisors about the tax consequences of an investment in a Fund in light of each shareholder's particular tax situation. Shareholders also should consult their own tax advisors about consequences under foreign, state, local or other applicable laws.

                             MANAGEMENT OF THE TRUST

         Each Fund is advised and managed by Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland. The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds, offshore investment funds and other collective investment vehicles, separate accounts for ERISA and other pension plans and other public and private accounts.

         The primary responsibility for the day-to-day management by the Manager of the Funds' respective portfolios rests with committees organized for that purpose.

         Under the Management Contract with the Trust on behalf of each Fund, the Manager selects and reviews each Fund's investments and provides executive and other personnel for the management of the Trust. Pursuant to the Trust's Agreement and Declaration of Trust, the Board of Trustees supervises the affairs of the Trust as conducted by the Manager. In the event that the Manager ceases to be the manager of the Funds, the right of the Trust to use the identifying name "Martin Currie" or the prefix "MCBT" with respect to the Trust or any Fund may be withdrawn.

         Under the Management Contract, each Fund pays the Manager a quarterly management fee based on the respective Fund's average net assets. The annual rate at which each Fund pays a management fee, and the management fee paid by each Fund for its last fiscal year, expressed as a percentage of the respective Fund's average net assets, is set forth below.


----------------------------------------------------------------------------------------------------------------------
                                                                                            MANAGEMENT FEE PAID FOR
                                                                   MANAGEMENT FEE              LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------
ALL COUNTRIES WORLD EX U.S. FUND                                        1.00%                         --
OPPORTUNISTIC EAFE FUND                                                 0.70                         0.70%
GLOBAL EMERGING MARKETS FUND                                            0.80                         0.80
PAN EUROPEAN MID CAP FUND                                               1.00                          --
JAPAN SMALL COMPANIES FUND                                              1.00                         1.00
----------------------------------------------------------------------------------------------------------------------

         The management fee paid by each Fund may be higher than that paid by most other mutual funds but is comparable to the management fees of mutual funds with similar investment objectives.

         In order to limit the expenses of the All Countries World ex U.S. Fund, the Manager has agreed to waive its compensation and, to the extent necessary, bear other expenses of the Fund, through April 30, 2003, to the extent that the Fund's annual expenses (including the management fee but excluding brokerage, interest, taxes and deferred organizational and extraordinary expenses) would exceed an annual rate of 1.21% of the Fund's average monthly net assets. For purposes of determining any such waiver or expense reimbursement, expenses of the Fund do not reflect the application of custodial, transfer agency or other credits or expense offset arrangements that may reduce the Fund's expenses.

         All expenses incurred in the operation of the Funds are borne by the relevant Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, the compensation of trustees who are not directors, officers or employees of the Manager or its affiliates, interest charges, charges of custodians, registrars and transfer agents, administrators, auditing and legal expenses.

         The Manager and its affiliates advise other investment companies or collective investment vehicles (including offshore funds) for which they receive fees. Each of the Funds may invest in such affiliated investment vehicles, as well as unaffiliated investment vehicles. As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers. To the extent a Fund invests assets in an affiliated fund, those assets are excluded for purposes of calculating the management fee payable by the Fund to the Manager in order that the Fund not pay duplicate management fees on those assets.

                    DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

         The Trust is an open-end series investment company, registered under the 1940 Act, and organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust dated May 20, 1994, as amended.

         The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest which are presently divided into five series. Each share of a series represents an equal proportionate interest in that series with each other share. The Declaration of Trust also permits the trustees, without shareholder approval, to subdivide any series of shares into various sub-series (or classes) of shares with such dividend preferences and other rights as the trustees may designate. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

         Subject to the restrictions described under REDEMPTION OF SHARES, the Trust's shares are freely transferable. Shareholders are entitled to dividends as declared by the trustees, and, in liquidation of the relevant Fund's portfolio, are entitled to receive the net assets of the portfolio. Shareholders are entitled to vote at any meetings of shareholders. The Trust generally does not hold annual meetings of shareholders and will do so only when required by law. Special meetings of shareholders may be called for purposes such as electing or removing trustees, changing a fundamental investment policy or approving an investment advisory agreement. In addition, a special meeting of shareholders of the Fund will be held if, at any time, less than a majority of the trustees then in office have been elected by shareholders of the Fund.

         The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

                            ADMINISTRATOR; CUSTODIAN;
                       TRANSFER AND DIVIDEND PAYING AGENT

         State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, MA 02110 serves as the Trust's administrator, custodian and transfer and dividend paying agent. Each Fund pays State Street as administrator a fee at the rate of 0.08% of such Fund's average net assets up to $125 million, 0.06% of the next $125 million and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. The amounts paid to State Street as administrator under the relevant contract for each of the Fund's last three fiscal years (other than the All Countries World ex U.S. Fund and the Pan European Mid Cap Fund) are set forth below.


----------------------------------------------------------------------------------------------------------------------
                                                                      YEAR ENDED APRIL 30,
                                                     -----------------------------------------------------------------
                                                     2002                     2001                     2000
----------------------------------------------------------------------------------------------------------------------
OPPORTUNISTIC EAFE FUND                             $115,179                  $164,367                 $164,100
GLOBAL EMERGING MARKETS FUND                         141,839                   107,711                  118,243
JAPAN SMALL COMPANIES FUND                            77,664                   110,209                  109,957
----------------------------------------------------------------------------------------------------------------------

         State Street also receives fees and compensation of expenses for certain custodian and transfer agent services.

                             INDEPENDENT ACCOUNTANTS

         PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110 serves as the Trust's independent accountants.

                                  LEGAL COUNSEL

         Ropes & Gray, One International Place, Boston, MA 02110, is the Trust's legal counsel.

                              SHAREHOLDER INQUIRIES

         Shareholders may direct inquiries to the Trust, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland, United Kingdom EH1 2ES (Attention:
Timothy Hall), tel. 011-44-131-229-5252, fax 011-44-131-479-4747.  Beginning
September 1, 2002, during hours in which the offices in Scotland are closed, institutional investors in the U.S. may contact Martin Currie Investor Services, Inc., an affiliate of the Manager, 39 Broadway, Suite 2010, New York, New York 10006 (Attention: Wilson Madden), tel. 212-480-0664, toll free 800-480-1888, fax 212-480-0293. Shareholders may also direct inquiries to the Trust by sending an e-mail message to contact us@martincurrie.com, except that, with respect to purchases and redemptions of shares, shareholders are asked to follow the instructions set forth under PURCHASE OF SHARES and REDEMPTION OF SHARES.

                          FINANCIAL HIGHLIGHTS INFORMATION

         The financial highlights tables are intended to help investors understand each Fund's recent financial performance. Certain information reflects financial results for a single share of the relevant Fund. The total returns represent the rate that an investor would have earned or lost on an investment in the relevant Fund, assuming reinvestment of all dividends and distributions. This information has been derived from the financial statements of the Funds (other than the All Countries World ex U.S. Fund and the Pan European Mid Cap Fund), which have been audited by PricewaterhouseCoopers LLP. Its report and each Fund's financial statements are included in the relevant Fund's annual report to shareholders, which is available upon request.

                              MCBT OPPORTUNISTIC EAFE FUND

                                FINANCIAL HIGHLIGHTS
                         FOR A SHARE OUTSTANDING FOR THE PERIOD


                                                 Year             Year              Year              Year              Year
                                                 Ended            Ended             Ended             Ended             Ended
                                               April 30,        April 30,         April 30,         April 30,         April 30,
                                                 2002             2001              2000              1999              1998
                                             --------------   --------------    --------------    --------------    --------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of year              $   11.180       $   15.320        $   13.490        $   13.310        $   11.320
                                             --------------   --------------    --------------    --------------    --------------
Net investment income                                0.136            0.047             0.101             0.192             0.095
Net realized and unrealized gain (loss) on
investments and foreign currency                    (1.806)          (3.336)            2.889             0.786             2.462
transactions                                 --------------   --------------    --------------    --------------    --------------
Total from investment operations                    (1.670)          (3.289)            2.990             0.978             2.557
                                             --------------   --------------    --------------    --------------    --------------
Less distributions;+
   Net investment income                            (0.010)          (0.054)           (0.226)           (0.106)           (0.153)
   Net realized gains                                0.000           (0.784)           (0.952)           (0.728)           (0.422)
   Tax return of capital                             0.000           (0.013)            0.000             0.000             0.000
                                             --------------   --------------    --------------    --------------    --------------
Total distributions                                 (0.010)          (0.851)           (1.178)           (0.834)           (0.575)
                                             --------------   --------------    --------------    --------------    --------------
Paid-in capital from subscription and
redemption fees                                      0.000           0.000*             0.018             0.036             0.008
                                             --------------   --------------    --------------    --------------    --------------
Net asset value, end of year                     $   9.500       $   11.180        $   15.320        $   13.490        $   13.310
                                             ==============   ==============    ==============    ==============    ==============
TOTAL INVESTMENT RETURN (1)                       (14.94)%         (21.93)%            21.66%             7.92%            23.33%
                                             ==============   ==============    ==============    ==============    ==============
RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year                       $118,586,142     $201,920,742      $261,771,264      $213,865,065      $159,362,284
Operating expenses to average net assets             1.00%            0.91%             0.92%             0.96%             0.96%
Net investment income to average net assets          0.63%            0.32%             0.89%             0.85%             1.08%
Portfolio turnover rate                                75%              66%               71%               82%               63%
---------------------------------------------------------------------------------------------------------------------------------

(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.
+   Certain prior year amounts have been
    reclassified to conform to the current year presentation.
*   Amount rounds to less than $0.001.

                                  MCBT GLOBAL EMERGING MARKETS FUND

                                      FINANCIAL HIGHLIGHTS
                               FOR A SHARE OUTSTANDING FOR THE PERIOD


                                                 Year             Year              Year              Year              Year
                                                 Ended            Ended             Ended             Ended             Ended
                                               April 30,        April 30,         April 30,         April 30,         April 30,
                                                 2002            2001(2)           2000(2)            1999              1998
                                             --------------   --------------    --------------    --------------    --------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of year               $   5.850        $   9.880         $   8.010         $   8.990         $  10.020
                                             --------------   --------------    --------------    --------------    --------------
Net investment income                                0.110            0.067             0.030             0.081             0.004
Net realized and unrealized gain (loss) on
investments and foreign currency
transactions                                         0.710           (3.041)            1.964            (1.016)           (0.883)
                                             --------------   --------------    --------------    --------------    --------------
Total from investment operations                     0.820           (2.974)            1.994            (0.935)           (0.879)
                                             --------------   --------------    --------------    --------------    --------------
Less distributions;+
   Net investment income                             0.000           (0.101)            0.000            (0.045)           (0.139)
   Net realized gains                                0.000           (0.955)           (0.124)            0.000            (0.058)
                                             --------------   --------------    --------------    --------------    --------------
Total distributions                                  0.000           (1.056)           (0.124)           (0.045)           (0.197)
                                             --------------   --------------    --------------    --------------    --------------
Paid-in capital from subscription and
redemption fees                                      0.000            0.000             0.000            0.000*             0.046
                                             --------------   --------------    --------------    --------------    --------------
Net asset value, end of year                     $   6.670        $   5.850          $  9.880         $   8.010         $   8.990
                                             ==============   ==============    ==============    ==============    ==============
TOTAL INVESTMENT RETURN (1)                         14.02%         (30.34)%            25.00%          (10.26)%           (8.21)%
                                             ==============   ==============    ==============    ==============    ==============
RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year                       $468,682,829     $115,974,462      $166,388,245      $131,628,560       $99,831,879
Operating expenses to average net assets             1.08%            1.05%             1.07%             1.12%             1.14%
Net investment income to average net assets          1.03%            0.86%             0.32%             1.16%             0.98%
Portfolio turnover rate                               149%             195%              146%              140%               89%
---------------------------------------------------------------------------------------------------------------------------------

(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.
(2) The per share amounts were computed using an average number of shares outstanding during the year.
+ Certain prior year amounts have been reclassified to conform to the current year presentation.
*   Amount rounds to less than $0.001.

                                  MCBT JAPAN SMALL COMPANIES FUND

                                       FINANCIAL HIGHLIGHTS
                              FOR A SHARE OUTSTANDING FOR THE PERIOD


                                                 Year             Year              Year              Year              Year
                                                 Ended            Ended             Ended             Ended             Ended
                                               April 30,        April 30,         April 30,         April 30,         April 30,
                                                2002(1)           2001              2000              1999              1998
                                             --------------   --------------    --------------    --------------    --------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of year               $   9.260       $   14.650         $   9.290         $   6.460         $   7.720
                                             --------------   --------------    --------------    --------------    --------------
Net investment income (loss)                        (0.052)          (0.016)           (0.095)            0.102            (0.005)
Net realized and unrealized gain (loss) on
investments and foreign currency                    (1.123)          (3.645)            5.544             2.727            (1.189)
transactions                                 --------------   --------------    --------------    --------------    --------------
Total from investment operations                    (1.175)          (3.661)            5.449             2.829            (1.194)
                                             --------------   --------------    --------------    --------------    --------------
Less distributions;+
   Net investment income                            (0.031)           0.000             0.000             0.000            (0.069)
   Net realized gains                               (0.114)          (1.729)           (0.089)            0.000             0.000
   Tax return of capital                             0.000            0.000             0.000             0.000            (0.029)
                                             --------------   --------------    --------------    --------------    --------------
Total distributions                                 (0.145)          (1.729)           (0.089)            0.000            (0.098)
                                             --------------   --------------    --------------    --------------    --------------
Paid-in capital from subscription and
redemption fees                                      0.000            0.000             0.000             0.001             0.032
                                             --------------   --------------    --------------    --------------    --------------
Net asset value, end of year                     $   7.940        $   9.260        $   14.650         $   9.290         $   6.460
                                             ==============   ==============    ==============    ==============    ==============
TOTAL INVESTMENT RETURN (2)                       (12.54)%         (24.96)%            58.55%            43.80%          (15.01)%
                                             ==============   ==============    ==============    ==============    ==============
RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year                       $ 74,102,271     $129,920,151      $149,821,497      $ 81,800,071      $ 57,506,372
Operating expenses to average net assets             1.31%            1.23%             1.21%             1.31%             1.29%
Net investment income to average net assets        (0.62)%          (0.39)%           (0.57)%           (0.34)%           (0.30)%
Portfolio turnover rate                                82%              55%               37%               27%               26%
---------------------------------------------------------------------------------------------------------------------------------


(1) The per share amounts were computed using an average number of shares outstanding during the year.
(2) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.
+ Certain prior year amounts have been reclassified to conform to the current year presentation.

                           FOR MORE INFORMATION ABOUT
                    THE FUNDS OF MARTIN CURRIE BUSINESS TRUST

         The Funds' Statement of Additional Information (SAI) and, except with respect to MCBT All Countries World ex U.S. Fund and the MCBT Pan European Mid Cap Fund (which have not yet been required to produce any shareholder reports), the Funds' annual and semi-annual reports to shareholders include additional information about the Funds. The SAI, and the independent accountant's report and financial statements included in the Funds' most recent annual report to shareholders, are incorporated by reference into this Private Placement Memorandum. The Funds' annual report discusses the market conditions and investment strategies that significantly affected each Fund's performance during its last fiscal year. You may get free copies of these materials, request other information about the Funds or make shareholder inquiries by sending an e-mail message to contact_us@martincurrie.com, or beginning September 1, 2002, by calling 1-800-480-1888.

         You may review and copy information about the Funds, including the SAI, at the Securities and Exchange Commission's public reference room in Washington, D.C. You may call the Commission at 1-202-942-8090 for information about the operation of the public reference room. You may also access reports and other information about the Funds on the EDGAR Database on the Commission's Internet site at http://www.sec.gov. You may get copies of this information, with payment of a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Commission's Public Reference Section, Washington, D.C. 20549-0102. You may need to refer to the Trust's file number.

File No. 811-08612

                                                                       EXHIBIT A



                          MARTIN CURRIE BUSINESS TRUST

                             SUBSCRIPTION AGREEMENT

                                       for
                          Shares of Beneficial Interest




                                                                     Amount of
                                                                     Subscription
                                                                     (US$)

         MCBT All Countries World ex U.S. Fund                        -------------

         MCBT Opportunistic EAFE Fund                                 -------------

         MCBT Global Emerging Markets Fund                            -------------

         MCBT Pan European Mid Cap Fund                               -------------

         MCBT Japan Small Companies Fund                              -------------

                  Total Amount Subscribed  US$____________


                                     SUBSCRIBER INFORMATION

Name of Subscriber:

---------------------------------------------------------------
(hereinafter "SUBSCRIBER")

Name for Registration

---------------------------------------------------------------
(if different from above)


Person Signing (if different):

---------------------------------------------------------------

Capacity (if applicable):

---------------------------------------------------------------

Address:

---------------------------------------------------------------
                  (Number and Street)

---------------------------------------------------------------
(City)                    (State)                    (Zip Code)

Telephone:

---------------------------------------------------------------

Fax:

---------------------------------------------------------------



                           BANK INFORMATION

Bank Name:

---------------------------------------------------------------

ABA Number:

---------------------------------------------------------------

Address:

---------------------------------------------------------------
                  (Number and Street)

---------------------------------------------------------------
(City)                    (State)                    (Zip Code)

Telephone:

---------------------------------------------------------------

Fax:

---------------------------------------------------------------

Account Name:

---------------------------------------------------------------

Account Number:

---------------------------------------------------------------

SUBSCRIBER hereby agrees as follows:

1. SUBSCRIBER hereby subscribes for shares of beneficial interest in the one or more series (each a "Fund") of Martin Currie Business Trust (the "Trust") indicated above and in the dollar amount(s) set forth above. Upon completion of this Subscription Agreement, SUBSCRIBER should send this agreement by facsimile and courier to:

         State Street Bank and Trust Company
         Attention:  Investor Reporting Services
         Mail Stop 4273
         One Heritage Drive
         North Quincy, MA  02171
         Fax:     617-985-9626

         A copy of the agreement should be faxed and sent to:

         Martin Currie Business Trust
         c/o Martin Currie, Inc.
         20 Castle Terrace
         Edinburgh, Scotland
         United Kingdom EH1 2ES
         ATTENTION:  Timothy Hall
         FAX:  011-44-131-479-4747

After the Trust has reviewed the completed Subscription Agreement, SUBSCRIBER will receive telephonic notice of the acceptance or non-acceptance of the subscription. If the subscription is accepted by the Trust, SUBSCRIBER agrees to wire immediately available funds in the amounts indicated on the cover of this Subscription Agreement to:

         State Street Bank and Trust Company
         Boston, Massachusetts
         ABA # 011000028

         BNF = AC-42306662 "Mutual Fund F/B/O
         Martin Currie Business Trust"

         OBI = "NAME OF FUND"
         Shareholder Name

2. SUBSCRIBER agrees that, unless the Trust is otherwise specifically notified, this subscription will be treated as a subscription for shares of beneficial interest in the indicated Funds (the "Shares") to become effective following the satisfaction of all of the conditions specified in Section 3 of this Subscription Agreement unless otherwise agreed by the Trust.

3. SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Trust until (i) SUBSCRIBER completes all applicable information requested in this Subscription Agreement, (ii) SUBSCRIBER executes this Subscription Agreement and delivers it to the Trust, (iii) the Subscription Agreement is accepted by or on behalf of the Trust, which acceptance may be withheld in the Trust's sole discretion, and (iv) the Trust can and has confirmed that the subscription amount has been received in the account listed in Section 1 above.

4. SUBSCRIBER represents and warrants to the Trust that SUBSCRIBER has received a copy of the Private Placement Memorandum dated August 28, 2002 (the "Placement Memorandum") relating to the offer for sale by the Trust of the Shares and has had an opportunity to request a Statement of Additional Information dated as of August 28, 2002 (the "SAI"), and has reviewed the Placement Memorandum carefully prior to executing this Subscription Agreement. SUBSCRIBER acknowledges that SUBSCRIBER had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information contained in the Placement Memorandum or the SAI. SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the Placement Memorandum or the SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized.

5.       SUBSCRIBER hereby elects:

           / / To reinvest all distributions of income and realized capital gains from a Fund in additional shares of that Fund OR

           / / To receive all distributions of income and realized capital gains from a Fund as cash when declared OR

           / / To reinvest all realized capital gains from a Fund in additional shares of the Fund and to receive all distributions of income as cash.

6. SUBSCRIBER understands and agrees that, unless otherwise indicated above, SUBSCRIBER will be deemed to have elected to reinvest all distributions of income and capital gains.

7. SUBSCRIBER understands and acknowledges that, in selling the Shares to SUBSCRIBER, the Trust is relying on the representations made and information supplied in this Subscription Agreement to determine that the sale of the Shares to SUBSCRIBER complies with (or meets the requirements of any applicable exemption from) the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws.

8. SUBSCRIBER represents that it is acquiring the Shares subscribed for by this Subscription Agreement for its own account for investment only and not with a view to any resale or distribution.

9. SUBSCRIBER represents that it (either alone or together with its purchaser representative, whose identity has been disclosed to the Trust, if any) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment represented by the Trust and that SUBSCRIBER is able to bear the economic risk of this investment including the risk of loss of the investment.

10. SUBSCRIBER understands that the Trust will offer the Shares only to investors which qualify as "accredited investors" as defined in Regulation D under the 1933 Act. SUBSCRIBER represents that it qualifies as an "accredited investor" because SUBSCRIBER is described in the paragraph or paragraphs indicated below:
         (CHECK ONE OR MORE)

           / / A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

           / / A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of purchase of the Shares.

           / / A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the 1933 Act.

           / / An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000.

           / / A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

           / / A bank as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under
                  Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

           / / A Trustee or Executive Officer of the Trust whose purchase exceeds $1,000,000.

           / / An entity in which all of the equity owners are accredited investors as defined above.

11. SUBSCRIBER represents that it is a resident of (or, if SUBSCRIBER is an entity, its principal offices are located in) ___________________.
                                                           (U.S. State)

12. SUBSCRIBER agrees to promptly notify the Trust of any development that causes any of the representations made or information supplied in this Subscription Agreement to be untrue at any time.

13. SUBSCRIBER understands that the Shares are not publicly traded and that there will be no public market for the Shares upon completion of the Offering.

14. SUBSCRIBER understands and agrees that the Shares are being sold in a transaction which is exempt from the registration requirements of the 1933 Act and, in certain cases, of state securities laws, and that such interests will be subject to transfer restrictions under the 1933 Act and applicable state securities laws and, except to the extent that redemption is permitted as described in the Placement Memorandum and the SAI, must be held indefinitely unless subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. The undersigned further understands and agrees that the Trust is under no obligation to register such Shares and that any exemptions are extremely limited.

15. SUBSCRIBER agrees to transfer all or any part of its Shares only in compliance with all applicable conditions and restrictions contained in this Subscription Agreement, the Placement Memorandum, the SAI, the 1933 Act and any applicable state securities laws.

16. SUBSCRIBER hereby agrees to be bound by all terms and conditions of this Subscription Agreement.

This Subscription Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on SUBSCRIBER in accordance with its terms.

Please sign this Subscription Agreement exactly as you wish your Shares to be registered. (The information supplied by you below should conform to that given on the cover page).

Dated:  __________, _____           Name of SUBSCRIBER:____________________

                                    By:_______________________

                                    Name of Person Signing if different
                                    from SUBSCRIBER:_______________________
                                                        (please print)

                                            Capacity:______________________
                                                          (please print)

                                            Accepted:

                                            MARTIN CURRIE BUSINESS TRUST

                                            By:_______________________
                                                  Name:
                                                  Title:

         A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Subscription Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of any Fund individually but are binding only upon the assets and property belonging to the Funds.

                          MARTIN CURRIE BUSINESS TRUST


                      MCBT All Countries World ex U.S. Fund
                          MCBT Opportunistic EAFE Fund
                        MCBT Global Emerging Markets Fund
                         MCBT Pan European Mid Cap Fund
                         MCBT Japan Small Companies Fund


                       STATEMENT OF ADDITIONAL INFORMATION

                                 August 28, 2002
















         This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Martin Currie Business Trust Private Placement Memorandum dated August 28, 2002, and should be read in conjunction therewith. Certain disclosure has been incorporated by reference to portions of the Trust's Annual Report to Shareholders. A free copy of the Trust's Annual Report to Shareholders or Private Placement Memorandum may be obtained by writing or telephoning (by collect call) Martin Currie Business Trust, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES (Attention:
Timothy Hall), tel. 011-44-131-229-5252, fax 011-44-131-479-4747 or, beginning
September 1, 2002, c/o Martin Currie Investor Services, Inc., 39 Broadway, Suite 2010, New York, New York, 10006 (Attention: Wilson Madden), tel. 212-480-0664, toll free 800-480-1888, fax 212-480-0293.

                                TABLE OF CONTENTS


INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS                     2

MANAGEMENT OF THE TRUST                                              5

INVESTMENT ADVISORY AND OTHER SERVICES                              10

DISTRIBUTION AND SERVICING PLANS                                    13

PORTFOLIO TRANSACTIONS AND BROKERAGE                                14

DESCRIPTION OF THE TRUST                                            15

HOW TO BUY SHARES                                                   18

NET ASSET VALUE AND OFFERING PRICE                                  18

REDEMPTIONS                                                         18

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES              18

FINANCIAL STATEMENTS                                                23


                    INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

         The investment objective and policies of each series ("Fund") of Martin Currie Business Trust (the "Trust"), are summarized in the Private Placement Memorandum under "Risk / Return Summary," "Description of the Funds" and "More Information About the Funds' Investment Strategies and Risks." The investment objective and policies of each Fund set forth in the Private Placement Memorandum and in this Statement of Additional Information may be changed by the Trust's trustees, without shareholder approval except that any policy explicitly identified as "fundamental" may not be changed without the approval of the holders of a majority of the outstanding shares of the relevant Fund (which means the lesser of (i) 67% of the shares of that Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

         In addition to its investment objective and policies set forth in the Private Placement Memorandum, the following investment restrictions are policies of each Fund (and those marked with an asterisk are fundamental policies of each Fund):

         Each Fund will not:

         *(1) Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

          (2) Change its classification pursuant to Section 5(b) of the Investment Company Act of 1940, as amended (the "1940 Act") from a "diversified" management investment company to a "non-diversified" one without shareholder approval.

         *(3) Borrow money in excess of 10% of its total assets (taken at cost) or 5% of its total assets (taken at current value), whichever is lower, nor borrow any money except as a temporary measure for extraordinary or emergency purposes, however, any sale coupled with an agreement to repurchase or any Fund's use of reverse repurchase agreements and "dollar roll" arrangements shall not constitute borrowing by such Fund for purposes of this restriction.

         *(4) Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

         *(5) Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

         *(6) Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund's investment objectives and policies.

         *(7) Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements. The Securities and Exchange Commission (SEC) takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.


         *(8) Pledge, hypothecate, mortgage or otherwise encumber the Fund's assets except to secure borrowings and as margin or collateral for financial futures, swaps, and other negotiable transactions in the over-the-counter market.


         The Trust understands that the staff of the SEC deems certain transactions that a Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities, high grade debt instruments or other liquid securities are deposited in a segregated account or are otherwise covered. Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.

CONVERTIBLE SECURITIES


         Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock. Convertible securities have general characteristics similar to both fixed income and equity securities. Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.


         Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks. Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. However, there can be no assurance of capital appreciation because securities prices fluctuate.


         Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

YANKEE BONDS


         The Funds may invest in U.S. dollar denominated bonds sold in the United States by non-U.S. issuers ("Yankee bonds"). The Funds may hold such bonds of any credit quality. As compared with bonds issued in the United States, such bond issues normally carry a higher interest rate but are less actively traded.

REPURCHASE AGREEMENTS


         Pursuant to guidelines adopted by the trustees of the Trust, each Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the 1940 Act, a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Funds the opportunity to earn a return on temporarily available cash at minimal market risk. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the U.S. Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement. Pursuant to the guidelines, Martin Currie, Inc. (the "Manager") maintains an approved list of banks and non-bank dealers with which the Trust may engage in repurchase agreement transactions, and the Manager may propose changes to such list which are reviewed by the trustees of the Trust on at least a quarterly basis.


         Currently, State Street Bank and Trust Company is the only counterparty on the approved list.


INVESTMENT COMPANIES AND TRANSACTIONS WITH AFFILIATES


         Each of the Funds may invest up to 10% of its total assets through investment companies, private equity funds, or other collective investment vehicles, including those designed to permit investments in a portfolio of securities listed in a particular country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment. The Trust takes the position that this limitation and the other applicable provisions of the 1940 Act do not apply to foreign investment companies not required to register under the 1940 Act due to their private placement of shares and the limited number and/or sophistication of their shareholders. As a shareholder of these kinds of investment vehicles, a

Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers. To the extent a Fund invests in an affiliated fund, these assets are excluded for purposes of calculating the management fee payable by the Fund to the Manager.

         Section 17(a) of the 1940 Act prohibits most purchase and sale transactions between a registered investment company and its affiliates (and their affiliates), including transactions between separate series of a single investment company. Thus, the sale or purchase of securities or other property to or from any Fund by an affiliate of such Fund (or an affiliate of such an affiliate) is prohibited. This would include any other Fund, and any other investment company or account managed by the Manager or an affiliate. Rule 17a-7 under the 1940 Act provides an exemption for sales and purchases among investment companies and other persons (or accounts) which are affiliated solely by reason of having a common investment adviser (or affiliated investment advisers), common board members and/or common officers, provided that certain conditions (designed to ensure that the transaction is fair to the investment company) are met. Rule 17a-7 requires that the trustees of an investment company adopt procedures designed to ensure that any transactions subject to the rule comply with the rule's conditions and that the trustees review all transactions effected pursuant to such procedures on a quarterly basis. The trustees of the Trust approved such procedures governing transactions permitted by Rule 17a-7 on June 6, 1994, and approved amendments to such procedures on January 17, 2002.


TEMPORARY DEFENSIVE STRATEGIES


         For temporary defensive purposes, each Fund may vary its investment policy during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant. For discussion of the types of investments each Fund may make in assuming a temporary defensive position, see "Description of the Funds" and "More Information About the Funds' Investment Strategies and Risks -- Temporary Defensive Strategies" in the Private Placement Memorandum.

                             MANAGEMENT OF THE TRUST


         Information about the Trust's trustees and officers appears below. The address of each trustee and officer is c/o Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

INTERESTED TRUSTEE

         The trustee below is an "interested person" (as defined in the 1940
Act) in that he is an employee of the Manager.


----------------------------------------------------------------------------------------------------------------------
NAME AND AGE                POSITION(S)    POSITION       NUMBER OF       PRINCIPAL OCCUPATIONS DURING PAST FIVE
                            HELD WITH      HELD SINCE(1)  PORTFOLIOS IN   YEARS (3)
                            FUND                          FUND COMPLEX
                                                          OVERSEEN BY
                                                          TRUSTEE(2)
----------------------------------------------------------------------------------------------------------------------

Timothy J.D. Hall           Trustee and    2000           4               Director of Martin Currie Management Ltd.
41                          President                                     (investment adviser), Martin Currie
                                                                          Services, Ltd. (investment adviser) and
                                                                          Martin Currie Global Investors Ltd.
                                                                          (investment adviser); Director and Vice
                                                                          President of Martin Currie, Inc.
                                                                          (investment adviser); Head of Client
                                                                          Services for the group of companies owned
                                                                          by Martin Currie Ltd. (the "Martin Currie
                                                                          Group") (investment adviser).
----------------------------------------------------------------------------------------------------------------------


NON-INTERESTED TRUSTEES


         Each trustee below is NOT an "interested person" (as defined in the 1940 Act).


----------------------------------------------------------------------------------------------------------------------
NAME AND AGE                POSITION(S)    POSITION       NUMBER OF       PRINCIPAL OCCUPATIONS DURING PAST FIVE
                            HELD WITH      HELD SINCE(1)  PORTFOLIOS IN   YEARS (3)
                            FUND                          FUND COMPLEX
                                                          OVERSEEN BY
                                                          TRUSTEE(2)
----------------------------------------------------------------------------------------------------------------------
Simon D. Eccles             Trustee        1994           4               Chairman of BFS Absolute Trust PLC
67                                                                        (closed-end fund); Director of 10/10
                                                                          Digital Ltd. (consultancy); Director,
                                                                          Sherrill House, Inc. (not-for-profit
                                                                          nursing home).  Formerly: Consultant to
                                                                          and Director of BFS Absolute Trust PLC;
                                                                          Chairman of Venturi Investment Trust
                                                                          (closed-end fund).
----------------------------------------------------------------------------------------------------------------------
Patrick R. Wilmerding       Trustee        1994           4               Self-employed investment manager; Director
59                                                                        of The Providence Journal (newspaper).
                                                                          Formerly: Director of Lenox Capital
                                                                          (private equity firm); Division Executive
                                                                          of The First National Bank of Boston
                                                                          (bank); Director, Rathborne Land Company
                                                                          (real estate development company); and
                                                                          Director of the Martin Currie Near East
                                                                          Opportunities Fund and the Martin Currie
                                                                          India Opportunities Fund.
----------------------------------------------------------------------------------------------------------------------

OFFICERS (OTHER THAN OFFICERS WHO ARE ALSO TRUSTEES)


----------------------------------------------------------------------------------------------------------------------
NAME AND AGE                POSITION(S)    POSITION       PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS(3)
                            HELD WITH HELD SINCE
                                           FUND
----------------------------------------------------------------------------------------------------------------------
Colin Winchester            Vice           1997           Director of Finance and Administration of Martin Currie
54                          President                     Ltd., Martin Currie Investment Management Ltd., Martin
                            and Treasurer                 Currie Services Ltd., Martin Currie Trustees Ltd., Martin
                                                          Currie (Bermuda) Ltd. (investment management), and Martin
                                                          Currie Management Ltd.; Director of Moorgate Investment
                                                          Management Ltd. (investment management).  Formerly:
                                                          Director of Craigengillian Estates (No. 2) Company Ltd.
                                                          (private investment company), Little Hoblyn Holdings Ltd.
                                                          (private investment company), and Tippet Hill Investment
                                                          Company Ltd. (private investment company).
----------------------------------------------------------------------------------------------------------------------
Julian M.C. Livingston      Vice           1994           General Counsel, Martin Currie Ltd. (investment adviser);
42                          President                     Director of Martin Currie Services Ltd., Martin Currie
                            and Clerk                     (Bermuda) Ltd., and Martin Currie Absolute Return Funds
                                                          Ltd.  Formerly: Director of Near East Opportunities Fund
                                                          Ltd., Martin Currie Private Clients Ltd., Saltire Private
                                                          Fund Managers; Alternate Director of China Heartland Fund
                                                          (Mauritius) Ltd., China Heartland Fund Ltd., Indian
                                                          Opportunities Fund (Mauritius) Ltd., Indian Opportunities
                                                          Fund Ltd., the Egypt Fund Ltd., Taiwan American Fund Ltd.,
                                                          and Taiwan Opportunities Fund Ltd.
----------------------------------------------------------------------------------------------------------------------

(1) There is no stated term of office for the trustees. The President, Treasurer and Clerk are elected annually by the trustees. Other officers may be elected or appointed by the trustees at any time.

(2) The trustees oversee the Opportunistic EAFE Fund, the Global Emerging Markets Fund, the Japan Small Companies Fund, and the Pan European Mid Cap Fund. The All Countries World ex U.S. Fund is not currently in operation.

(3) Previous positions during the past five years with any company within the Martin Currie Group are omitted if not materially different from the positions listed.

         The trustees of the Trust are responsible for generally overseeing the conduct of Fund business. The trustees meet periodically throughout the year to oversee the Trust's activities, review contractual arrangements with service providers, monitor compliance with regulatory requirements, and review performance. Subject to such policies as the trustees may determine, the Manager furnishes a continuing investment program for each Fund and makes investment decisions on its behalf. Subject to the control of the trustees, the Manager also manages each Fund's other affairs and business.

         On October 30, 2001, the Trust established a Valuation Committee of the Trustees to exercise the trustees' powers and responsibilities with respect to the valuation of the Trust's portfolio securities and other assets in observance of valuation procedures adopted by the trustees, as amended from time to time. The Valuation Committee members are Messrs. Wilmerding and Hall. The Valuation Committee held one meeting during the last fiscal year.

         As of December 31, 2001, except as set forth in the following table, none of the non-interested trustees were beneficial or record owners of any securities in (i) the Manager or (ii) a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Funds.

----------------------------------------------------------------------------------------------------------------------
     NAME OF TRUSTEE           NAME OF OWNER AND          COMPANY         TITLE OF CLASS      VALUE OF      PERCENT OF
                            RELATIONSHIP TO TRUSTEE                                          SECURITIES        CLASS
----------------------------------------------------------------------------------------------------------------------
Patrick R. Wilmerding       Loon Limited             Martin Currie       U.S. Dollar        $298,302.58    0.31%(2)
                            Partnership (family      Absolute Return     Class
                            limited partnership of   Fund Ltd. - Japan
                            which Patrick R.         Fund(1)
                            Wilmerding is the
                            general partner)
--------------------------- ------------------------ ------------------- ------------------ -------------- --------------

         (1) The Martin Currie Absolute Return Fund Ltd. - Japan Fund is a foreign investment fund advised by an entity under common control with the Manager, and therefore could be deemed to be under common control with the Manager.

         (2) The Percent of Class is as of January 1, 2002 and therefore includes subscriptions to the fund through December 31, 2001.

         The following table sets forth a summary of the compensation paid by the Funds to each of the trustees for the fiscal year ended April 30, 2002. The Trust pays no compensation to its officers or to the trustee listed above who is an interested person of the Trust.


----------------------------------------------------------------------------------------------------------------------
     NAME & POSITION             AGGREGATE        PENSION OR RETIREMENT     ESTIMATED ANNUAL      TOTAL COMPENSATION
                             COMPENSATION FROM     BENEFITS ACCRUED AS       BENEFITS UPON        FROM FUND AND FUND
                                    FUND              PART OF FUNDS'           RETIREMENT          COMPLEX PAID TO
                                                         EXPENSES                                      TRUSTEES
----------------------------------------------------------------------------------------------------------------------
Patrick R. Wilmerding,                   $25,000                      --                    --                 $25,000
Trustee
----------------------------------------------------------------------------------------------------------------------
Simon D. Eccles, Trustee                 $25,000                      --                    --                 $25,000
----------------------------------------------------------------------------------------------------------------------
Timothy J.D. Hall,                            --                      --                    --                      --
Trustee and President
----------------------------------------------------------------------------------------------------------------------

         Each of the Trust and the Manager has adopted a Code of Ethics under Rule 17j-1 of the 1940 Act containing provisions and requirements designed to identify and address certain conflicts of interest between the personal investment activities of personnel of the Trust or of the Manager and the interests of the Funds. These Codes of Ethics permit personnel to invest in securities, including securities that may be purchased or held by the Funds, subject to restrictions.

         The following table sets forth the name, address and percentage ownership of the control persons and each other holder of 5% or more of a Fund's outstanding securities as of July 31, 2002. Other than those shareholders noted below, the Trust believes that no person or group owns, of record or beneficially, 5% or more of the shares of any Fund. A holder is deemed to control a Fund through possession of beneficial ownership, either directly or indirectly, of more than 25% of the Fund's shares.

Opportunistic EAFE Fund


----------------------------------------------------------------------------------------------------------------------
                                                                                                          PERCENTAGE
                                                                                                          OF SHARES
SHAREHOLDER                                          ADDRESS                                                HELD
----------------------------------------------------------------------------------------------------------------------
Bankers Trust Custodian                              500 Washington Avenue, Suite 1010                        16.0
Southcoast Health System                             St. Louis, MO 63102
----------------------------------------------------------------------------------------------------------------------
Children's Memorial Medical Center                   2300 Children's Plaza                                    15.1
                                                     Chicago, IL 60614
----------------------------------------------------------------------------------------------------------------------
Georgia Tech Foundation                              177 North Avenue, Room 109                               12.9
                                                     Atlanta, GA 30332
----------------------------------------------------------------------------------------------------------------------
National Geographic Society                          P.O. Box 92956                                           12.0
                                                     Chicago, IL 60675
----------------------------------------------------------------------------------------------------------------------
Memorial Hermann Healthcare System                   9401 Southwest Freeway, Suite 1129A                       5.1
                                                     Houston, TX  77074
----------------------------------------------------------------------------------------------------------------------
City of Dearborn Heights Police & Fire Retirement    471 West Lafayette                                        5.0
                                                     Detroit, MI  48275
----------------------------------------------------------------------------------------------------------------------


Global Emerging Markets Fund


----------------------------------------------------------------------------------------------------------------------
                                                                                                          PERCENTAGE
                                                                                                          OF SHARES
SHAREHOLDER                                          ADDRESS                                                HELD
----------------------------------------------------------------------------------------------------------------------
Pennsylvania Public Schools Employee Retirement      P.O. Box 125                                             34.8
System                                               Harrisburg, PA 17108-0125
----------------------------------------------------------------------------------------------------------------------
                                                     1901 Fox Drive
State Universities Retirement System of Illinois     P.O. Box 2710                                            29.3
                                                     Champaign, IL 61825-2710
----------------------------------------------------------------------------------------------------------------------
Maine State Retirement System                        State House Station #46                                   9.5
                                                     August, ME 04333
----------------------------------------------------------------------------------------------------------------------
City of Memphis Retirement System                    125 North Main Street, Room 368                           5.9
                                                     Memphis, TN  38103
----------------------------------------------------------------------------------------------------------------------

Japan Small Companies Fund


----------------------------------------------------------------------------------------------------------------------
                                                                                                          PERCENTAGE
                                                                                                          OF SHARES
SHAREHOLDER                                          ADDRESS                                                HELD
----------------------------------------------------------------------------------------------------------------------
Pennsylvania Public Schools Employee Retirement      P.O. Box 125                                             35.1
System                                               Harrisburg, PA 17108-0125
----------------------------------------------------------------------------------------------------------------------
                                                     1901 Fox Drive
State Universities Retirement System of Illinois     P.O. Box 2710                                            15.9
                                                     Champaign, IL 61825-2710
----------------------------------------------------------------------------------------------------------------------
Maine State Retirement System                        State House Station #46                                  10.1
                                                     Augusta, ME 04333
----------------------------------------------------------------------------------------------------------------------
City of Memphis Retirement System                    125 North Main Street, Room 368                           7.2
                                                     Memphis, TN  38103
----------------------------------------------------------------------------------------------------------------------

Pan European Mid Cap Fund


----------------------------------------------------------------------------------------------------------------------
                                                                                                          PERCENTAGE
                                                                                                          OF SHARES
SHAREHOLDER                                          ADDRESS                                                HELD
----------------------------------------------------------------------------------------------------------------------
Pennsylvania Public Schools Employee Retirement      P.O. Box 125                                             35.5
System                                               Harrisburg, PA 17108-0125
----------------------------------------------------------------------------------------------------------------------
                                                     1901 Fox Drive
State Universities Retirement System of Illinois     P.O. Box 2710                                            17.5
                                                     Champaign, IL 61825-2710
----------------------------------------------------------------------------------------------------------------------
Maine State Retirement System                        State House Station #46                                  11.1
                                                     Augusta, ME 04333
----------------------------------------------------------------------------------------------------------------------
City of Memphis Retirement System                    125 North Main Street, Room 368                           6.9
                                                     Memphis, TN  38103
----------------------------------------------------------------------------------------------------------------------

                     INVESTMENT ADVISORY AND OTHER SERVICES


         ADVISORY AGREEMENTS The Manager serves as the investment adviser of each Fund under a separate investment advisory agreement. The Manager is a wholly-owned subsidiary of Martin Currie Limited. Martin Currie Limited is the parent company of the Martin Currie Group, which is one of the oldest Scottish investment advisers and provides investment management, advisory, secretarial and administrative services to its clients. Under each investment advisory agreement, the Manager manages the investment and reinvestment of the assets of the relevant Fund, subject to supervision by the trustees of the Trust. The Manager furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the relevant Fund and certain administrative services. For these services, the investment advisory agreements provide that each Fund shall pay the Manager a quarterly investment advisory fee as stated in the Private Placement Memorandum.


         Under each investment advisory agreement, if the total ordinary business expenses of a Fund or the Trust as a whole for any fiscal year exceed the lowest applicable limitation (based on percentage of average net assets or income) prescribed by any state in which the shares of the

Fund or the Trust are qualified for sale, the Manager shall pay such excess. Presently, none of the Funds nor the Trust as a whole is subject to any such expense limitation, however.

         As described in the Private Placement Memorandum, the Manager has agreed to an arrangement to limit the expenses of the All Countries World ex U.S. Fund.

         During each Fund's last three fiscal years (other than the All Countries World ex U.S. Fund and the Pan European Mid Cap Fund), the Manager received the following amount of investment advisory fees from each Fund (before fee reductions and expense assumptions) and bore the following amounts of fee reductions and expense assumptions for each Fund.




----------------------------------------------------------------------------------------------------------------------
                                                                            FEE WAIVERS AND EXPENSE LIMITATIONS FOR
                        ADVISORY FEES FOR FISCAL YEAR ENDING APRIL 30,           FISCAL YEAR ENDING APRIL 30,
                      ---------------------------------------------------- ------------------------------------------
                            2002            2001             2000             2002          2001           2000
----------------------------------------------------------------------------------------------------------------------
OPPORTUNISTIC EAFE          $1,053,490     $1,621,029       $1,638,996       $0           $0                $0
FUND
----------------------------------------------------------------------------------------------------------------------

GLOBAL EMERGING              1,628,090      1,028,786           1,162,592        0            0                 0
MARKETS FUND
----------------------------------------------------------------------------------------------------------------------
JAPAN SMALL                    974,422      1,423,177           1,424,398        0            0                 0
COMPANIES FUND
----------------------------------------------------------------------------------------------------------------------

         The trustees approved the continuation of the investment advisory agreements between the Manager and the Trust on behalf of each Fund (other than the agreement for the Pan European Mid Cap Fund, which was initially approved in June 2001 for a two year period) and the Manager for an additional one year period effective on and after July 15, 2002. In determining to approve the annual extension of the Funds' investment advisory agreements, the trustees met over the course of the year with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience and number of investment professionals and other personnel providing services under the agreements. The trustees also considered the business reputation of the Manager, its financial resources and its professional liability insurance coverage and concluded that the Manager would be able to meet any reasonably foreseeable obligations under the agreements.


         The trustees received information concerning the investment philosophy and investment process applied by the Manager in managing the Funds. In this connection, the trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel. The trustees concluded that the Manager's investment processes, research capabilities and philosophy were well suited to the Funds, given the Funds' investment objectives and policies.


         The trustees considered the quality of the services provided by the Manager to the Funds. The trustees evaluated the Manager's record with respect to regulatory compliance and compliance with the investment policies of the Funds. The trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the Funds with respect to possible conflicts of interest, including the Manager's Code of Ethics (regulating the personal trading of its officers and employees). The trustees also received information concerning standards of the Manager with respect to the execution of portfolio transactions.

         The trustees considered the Manager's management of non-advisory services provided by persons other than the Manager by reference, among other things, to the Funds' total expenses and the reputation of the Funds' other service providers. The trustees also considered information relating to the Funds' investment performance relative to their performance benchmarks and relative to funds managed similarly by other advisers. The trustees reviewed performance over various periods, including since each Fund's launch, as well as factors identified by the Manager as contributing to each Fund's performance. The trustees concluded that the scope and quality of the Manager's services, including the investment performance of the Funds, was sufficient, in light of market conditions, performance attribution, the resources brought to bear by the Manager, the integrity of the Manager, its personnel and systems, and the financial resources of the Manager, to merit reapproval of the agreements for another year.

         In reaching that conclusion, the trustees also gave substantial consideration to the fees payable under the agreements. The trustees reviewed information concerning fees paid to investment advisers of similarly-managed funds. In evaluating the Funds' advisory fees, the trustees also took into account the complexity of investment management for the Funds relative to other types of funds. Based on challenges associated with less readily available market information about foreign issuers and smaller capitalization companies, limited liquidity of certain securities, and the specialization required for focused funds, the trustees concluded that generally greater research intensity and trading acumen is required for equity funds, and for international or global funds, as compared to funds investing, respectively, in debt obligations or in U.S. issuers. Based on the foregoing, the trustees concluded that the fees to be paid the Manager under the advisory agreements were fair and reasonable, given the scope and quality of the services rendered by the Manager.

         An amendment to an investment advisory agreement may be approved by vote of a majority of the outstanding voting securities of the relevant Fund and/or by vote of a majority of the trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval. Each investment advisory agreement may be terminated without penalty by vote of the trustees or by vote of a majority of the outstanding voting securities of the relevant Fund, upon sixty days' written notice, or by the Manager upon sixty days' written notice and each terminates automatically in the event of its assignment.

         Each investment advisory agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

         The Manager acts as investment adviser to other registered investment companies and to numerous other corporate and fiduciary clients. Certain officers and trustees of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by the Manager. The other investment companies and clients sometimes invest in securities in which the Funds also invest. If a Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which a Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Funds. It is the opinion of the trustees that the desirability of retaining the Manager as adviser for the Funds outweighs the disadvantages, if any, which might result from these practices.

         CUSTODIAL ARRANGEMENTS State Street Bank and Trust Company ("State Street Bank"), Boston, Massachusetts 02110, provides certain administrative services to each Fund and serves as the Trust's custodian. As such, State Street Bank or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Funds and, in such capacity, are the registered owners of securities held in book entry form belonging to the Funds. Upon instruction, State Street Bank or such sub-custodians receive and deliver cash and securities of the Funds in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

         With respect to securities obtained by the Trust through the Manager's investment quota granted by authorities in Taiwan, such purchases will be made through various sub-accounts, the custody of which will be maintained by the Hong Kong and Shanghai Banking Corporation Limited, Taipei, acting on instructions from State Street Bank relating to order confirmation and the settlement of transactions.

         INDEPENDENT ACCOUNTANTS The Fund's independent accountants are PricewaterhouseCoopers LLP, 160 Federal Street, Boston, Massachusetts. PricewaterhouseCoopers LLP conducts an annual audit of the Trust's financial statements and assists in the preparation of the Funds' federal and state income tax returns.

         AFFILIATED BROKER-DEALER Martin Currie Investor Services, Inc. ("MCIS") is under common control with the Manager and was registered with the National Association of Securities Dealers, Inc. on April 23, 1996. Investors may be solicited for investment in the Funds by MCIS and MCIS may charge a fee for these services. MCIS does not have custody of customer funds or securities.

                        DISTRIBUTION AND SERVICING PLANS

         The Trust has adopted a distribution and servicing plan pursuant to Rule 12b-1 under the 1940 Act for each Fund (the "Plans"). The Plans authorize the Manager to spend an amount of the management fees they collect from each Fund up to 0.25% per annum of the average monthly net assets of the relevant Fund for activities or services primarily intended to result in the sale of shares of such Fund or for the provision of personal services to shareholders of such Fund.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

         In placing orders for the purchase and sale of portfolio securities for each Fund, the Manager always seeks the best price and execution. Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of the Manager, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

         The Manager selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce the best price and execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid. However, the commissions are believed to be competitive with generally prevailing rates. The Manager will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. The Funds may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker.

         Receipt of research services from brokers may sometimes be a factor in selecting a broker that the Manager believes will provide the best price and execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce the Manager's expenses. Such services may be used by the Manager in servicing other client accounts and in some cases may not be used with respect to the Funds. Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

         The following table sets forth for each Fund's last three fiscal years (other than the All Countries World ex U.S. Fund and the Pan European Mid Cap
Fund), the aggregate dollar amount of brokerage commissions paid on portfolio transactions during the period. During such periods there were no transactions on which commissions were paid that were directed to brokers providing research services.


-------------------------------------------------------------------------------------------------------------
                                        AGGREGATE BROKERAGE COMMISSIONS FOR FISCAL YEAR ENDING APRIL 30,
                                        ---------------------------------------------------------------------
                                        2002                          2001               2000
-------------------------------------------------------------------------------------------------------------
OPPORTUNISTIC EAFE FUND                 $594,500                   $548,688              $740,934
-------------------------------------------------------------------------------------------------------------
GLOBAL EMERGING MARKETS FUND            2,494,395                  1,562,774             1,402,572
-------------------------------------------------------------------------------------------------------------
JAPAN SMALL COMPANIES FUND              408,972                    320,321               239,961
-------------------------------------------------------------------------------------------------------------


         The increase in brokerage commissions paid by the Global Emerging Markets Fund during fiscal 2001 and fiscal 2002 was due primarily to the increase in the Fund's assets (including, during the fiscal year ending April 30, 2002, the merger of the Asia Pacific ex Japan Fund and the EMEA Fund into the Global Emerging Markets Fund) and investment in new markets (or increased investment in those markets) involving higher transaction costs. The increase in brokerage commissions paid by the Japan Small Companies Fund during fiscal 2001 and fiscal 2002 was due in part to brokerage activity required to meet redemption requests.


                            DESCRIPTION OF THE TRUST

         The Trust, registered with the SEC as an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (the "Declaration of Trust") dated May 20, 1994, as amended. The Trust currently consists of five diversified series, being the Funds.


         The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of each series. Each share of each Fund represents an equal proportionate interest in such Fund with each other share of that Fund and is entitled to a proportionate interest in the dividends and distributions from that Fund. The shares of each Fund do not have any preemptive rights. Upon termination of any Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of that Fund are entitled to share pro rata in the net assets of that Fund available for distribution to shareholders. The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses, although the trustees have no current intention to exercise this power.


         The assets received by each Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, that Fund. The underlying assets are segregated and are charged with the expenses with respect to that Fund and with a share of the general expenses of the Trust. Any general expenses of the Trust that are not readily identifiable as belonging to a particular Fund are allocated by or under the direction of the trustees in such manner as the trustees determine to be fair and equitable. While the expenses of the Trust are allocated to the separate books of account of each Fund, certain expenses may be legally chargeable against the assets of all Funds.

         The Declaration of Trust also permits the trustees, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate. While the trustees have no current intention to exercise this power, it is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements that might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios, to the extent permitted by law. Shareholders' investments in such an additional or merged portfolio would be evidenced by a separate series of shares.

         The Declaration of Trust provides for the perpetual existence of the Trust. The Trust or any Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of each Fund affected. The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

VOTING RIGHTS

         As summarized in the Private Placement Memorandum, shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

         The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question. Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder. Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class. On matters affecting an individual series, only shareholders of that series are entitled to vote. Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of trustees and the selection of the Trust's independent accountants, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

         There normally will be no meetings of shareholders for the purpose of electing trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders' meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of trustees, less than two-thirds of the trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders. In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

         Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).


         Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. Voting rights are not cumulative.


         No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except
(i) to change the Trust's name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate.

SHAREHOLDER AND TRUSTEE LIABILITY


         Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund of which they are shareholders. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of each Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.


         The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in or not opposed to the best interests of the Trust. No officer or trustee may be indemnified against any liability to the Trust or the Trust's shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                HOW TO BUY SHARES

         The procedures for purchasing shares of the Funds are summarized in the Private Placement Memorandum under "Purchase of Shares."

                       NET ASSET VALUE AND OFFERING PRICE

         The net asset value of the shares of each Fund is determined by dividing that Fund's total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent. Such determination is made as of the close of each business day in New York, meaning the close of regular trading on the New York Stock Exchange on any day that the Exchange is open for unrestricted trading. Equity securities listed on an established securities exchange or on the NASDAQ National Market System normally are valued at their last sale price on the exchange where primarily traded or, if there is no reported sale during the day, and in the case of over the counter securities not so listed, at the mean between the last bid and asked price, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Other securities for which current market quotations are not readily available (including restricted securities, if any) and all other assets are taken at fair value as determined in good faith by the trustee, although the actual calculations may be made by persons acting pursuant to the direction of the trustees or by pricing services.

         Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of a Fund's net asset value. If events materially affecting the value of any Fund's portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with valuation procedures approved by the trustees as discussed above.

                                   REDEMPTIONS

         The procedures for redemption of Fund shares are summarized in the Private Placement Memorandum under "Redemption of Shares."

                 INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES

         As described in the Private Placement Memorandum under the heading "Dividends and Distributions," each Fund's policy is to pay out at least annually as dividends to its shareholders substantially all investment company taxable income (which comes from dividends and any interest it receives from investments and net realized short-term capital gains), if any, and to distribute at least annually substantially all net realized capital gains (that is, the excess of net long-term capital gains over net short-term capital losses including capital loss carryovers), if any. Income dividends and capital gain distributions are payable in full and fractional shares of the relevant Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution. Shareholders, however, may elect to receive their distributions in cash. The election may be made at any time by submitting a written request directly to the Trust. In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

         Each Fund is treated as a separate taxable entity for federal income tax purposes. Each Fund intends to qualify each year as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). So long as a Fund qualifies as a regulated investment company that is accorded special tax treatment, as discussed below, such Fund itself will not will not be subject to federal income tax on its dividend, interest and certain other income, its net realized short-term gains and its net realized long-term capital gains, to the extent it distributes such income and gains to its shareholders.

         In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, each Fund must, among other things,
(a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; (b) distribute with respect to each taxable year at least 90% of the sum of its taxable net investment income, net tax-exempt income, and the excess, if any, of net short-term capital gains over net long-term capital losses for such year; and
(c) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund's assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities, limited in respect of any one issuer to a value not greater than 5% of the value of Fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses.

         If a Fund failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, that Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

         If a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a Fund is permitted so to elect and so elects), plus any retained amount from the prior year, such Fund will be subject to a 4% excise tax on the undistributed amounts.

Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax.

         Non-tax-exempt shareholders of each Fund will be subject to federal income taxes on distributions made by the Fund, regardless of whether received in cash or reinvested in additional shares. Distributions by each Fund derived from interest, dividends, and certain other income, including in general short-term capital gains, if any, will be taxable to shareholders as ordinary income. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) on securities held for more than 12 months will be taxable as such, regardless of how long a shareholder has held the shares in the Fund. A dividend paid to shareholders by a Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November, or December of that preceding year.

         If a Fund makes a distribution to shareholders in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of the recipient's tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the recipient's tax basis in his or her shares, thus reducing a loss or increasing any gain on a subsequent taxable disposition of Fund shares. Dividends and distributions on a Fund's shares generally are subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions economically may represent a return of a particular shareholder's investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when a Fund's net asset value also reflects unrealized losses.

         As required by federal law, detailed federal tax information will be provided to each shareholder for each calendar year on or before January 31 of the succeeding year.

         A Fund's investment in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold.

         A Fund's transactions in foreign currencies and hedging activities likely will produce a difference between book income and taxable income. If a Fund's book income exceeds its taxable income, the distribution (if any) of such excess will be treated as (i) a dividend to the extent of such Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter as a return of capital to the extent of the recipient's basis in the shares, and (iii) thereafter as gain from the sale or exchange of a capital asset. If a Fund's book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company accorded special tax treatment. Further, a Fund's transactions in foreign currency-denominated debt securities, certain foreign currency options, futures contracts and forward contracts may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

         A Fund's transactions in options, futures contracts, hedging transactions, forward contracts, straddles, foreign currencies, or other similar transactions will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash-sale and short-sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund securities, convert long-term capital gains into short-term capital gains or convert short-term capital losses into long-term capital losses. These rules, therefore, could affect the amount, timing, and character of distributions to shareholders.

         A Fund's investment in an investment company, private equity fund or other collective investment vehicle that is classified as a partnership for U.S. federal income tax purposes will be subject to special tax rules that could affect the amount of long-term capital gain and short-term capital gain that arises at the Fund level. These rules, therefore, could affect the amount of long-term capital gain and short-term capital gain the shareholders recognize.

         Investment by a Fund in "passive foreign investment companies" ("PFICs") could subject that Fund to a federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company, which tax cannot be eliminated by making distributions to Fund shareholders. However, the Fund may elect to treat a PFIC as a "qualified election fund" ("QEF election"), in which case the Fund will be required to include its share of the company's income and net capital gains annually, regardless of whether it receives any distribution from the company. The Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund's taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed for the Fund to avoid taxation. Making either of these elections therefore may require a Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect a Fund's total return.

         The sale, exchange, or redemption of each Fund's shares is a taxable event and, accordingly, shareholders may realize gains and losses on these transactions. If shares have been held for more than twelve months, gain or loss realized will be long-term capital gain or loss, provided the shareholder holds the shares as a capital asset. Otherwise the gain or loss on the taxable disposition of Fund shares held by the shareholder will be treated as short-term capital gain or loss. However, if a shareholder sells Fund shares within six months after purchasing the shares, any loss will be disallowed for federal income tax purposes to the extent of any exempt-interest dividends received on such shares and any remaining loss will be treated as a long-term capital loss to the extent of any long-term capital gain distributions received by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the same Fund are purchased within 30 days before or after the disposition. In such case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

         Each Fund may be subject to foreign withholding taxes on income and gains derived from foreign investments. Such investments would reduce the yield on a Fund's investments, but as discussed in the Private Placement Memorandum under the heading "Taxes," U.S. citizens and corporations may be entitled to take such taxes as either a deduction or a credit (but not both).

         Each Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to, and proceeds of share sales, exchanges, or redemptions made by any individual shareholder who fails to furnish the Fund with a correct taxpayer identification number (TIN), who has underreported dividends or interest income, or who fails to certify that he or she is a United States person and is not subject to such withholding. Pursuant to recently enacted tax legislation, the backup withholding tax rate will be (i) 30% for amounts paid during 2002 and 2003, (ii) 29% for amounts paid during 2004 and 2005, and (iii) 28% for amounts paid during 2006 through 2010. The legislation will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

         U.S. Treasury Regulations affecting the application to foreign investors of the back-up withholding and withholding tax rules described above generally became effective for payments after December 31, 2000. In some circumstances, the new rules increase the certification and filing requirements imposed on foreign investors in order to qualify for exemption from the 31% back-up withholding tax and for reduced withholding tax rates under income tax treaties. Foreign investors in a Fund should consult their tax advisers with respect to the potential application of these new regulations.

         The foregoing is a general and abbreviated summary of the applicable provisions of the Code and regulations currently in effect. For the complete provisions, reference should be made to the pertinent Code sections and regulations. The Code and regulations are subject to change by legislative or administrative action.

         The foregoing discussion relates solely to U.S. federal income tax law. Dividends and distributions also may be subject to foreign, state and local taxes. Shareholders are urged to consult their tax advisers regarding specific questions as to foreign, federal, state or local taxes. Non-U.S. investors should consult their tax advisers concerning the tax consequences of ownership of shares of the Fund, including the possibility that distributions may be subject to a 30% U.S. withholding tax (or a reduced rate of withholding provided by treaty).

                              FINANCIAL STATEMENTS

         Financial statements of each Fund (other than the All Countries World ex U.S. Fund and the Pan European Mid Cap Fund) for the fiscal year ended April 30, 2002 are incorporated by reference to the Annual Report of the Trust filed on July 10, 2002. These financial statements have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Part C.      OTHER INFORMATION

Item 23.      EXHIBITS

     1. (a) Agreement and Declaration of Trust of Martin Currie Business Trust (the "Trust") dated May 20, 1994 incorporated by reference to the initial registration statement on Form N-1A (File No. 811-8612) filed on July 7, 1994 under the Investment Company Act of 1940 (the "Initial Registration Statement").

          (b) Amendment No. 1 to Agreement and Declaration of Trust dated May 27, 1994 incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

          (c) Amendment No. 2 to Agreement and Declaration of Trust dated June 13, 1997 incorporated by reference to Amendment No. 3 to the Initial Registration Statement filed on June 16, 1997.

          (d) Amendment No. 3 to Agreement and Declaration of Trust dated November 10, 1998 incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

          (e) Amendment No. 3 [sic. 4] to Agreement and Declaration of Trust dated April 3, 2000 incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

          (f) Amendment No. 5 to Agreement and Declaration of Trust dated July 17, 2001 incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

          (g) Amendment No. 6 to Agreement and Declaration of Trust dated August 14, 2001 incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

          (h) Amendment and Restated Amendment No. 7 to Agreement and Declaration of Trust dated December 31, 2001, filed herewith.

     2. Amended and Restated By-Laws of the Trust, adopted October 30, 2001, filed herewith.

     3.   Not Applicable.

     4. (a) Investment Advisory Agreements between the Trust and Martin Currie, Inc. ("Martin Currie") for each of MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund and MCBT Japan Small Companies Fund incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

              (b) Investment Advisory Agreement between the Trust and Martin Currie for the MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

              (c) Investment Advisory Agreement between the Trust and Martin Currie Global Investors Limited ("Martin Currie Global") for the MCBT Pan European Mid Cap Fund incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

              (d) Assignment and Assumption Agreement between Martin Currie Global and Martin Currie for the MCBT Pan European Mid Cap Fund incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

5.       Not Applicable.

6.       Not Applicable.

7. (a) Form of Custodian Agreement between the Trust and State Street Bank and Trust Company ("State Street") incorporated by reference to the Initial Registration Statement filed on July
         7, 1994.

         (b) Form of letter amendment to Custodian Agreement between the Trust and State Street dated August 7, 2000 relating to the MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

         (c) Amendment to Custodian Agreement between the Trust and State Street dated June 29, 2001 incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

         (d) Letter amendment to Custodian Agreement between the Trust and State Street dated August 24, 2001 relating to the MCBT Pan European Mid Cap Fund incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

8. (a) Form of Administration Agreement between the Trust and State Street incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

         (b) Form of letter amendment to Administration Agreement between the Trust and State Street dated August 7, 2000 relating to the MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

         (c) Letter amendment to Administration Agreement between the Trust and State Street dated August 14, 2001 relating to the MCBT Pan European Mid Cap Fund incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

         (d) Form of Transfer Agency and Service Agreement between the Trust and State Street incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

         (e) Form of letter amendment to Transfer Agency and Service Agreement between the Trust and State Street dated August 7, 2000 relating to the MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

         (f) Letter amendment to Transfer Agency and Service Agreement between the Trust and State Street dated August 14, 2001 relating to the MCBT Pan European Mid Cap Fund incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

         (g) Expense Limitation Undertaking of Martin Currie relating to the MCBT All Countries World ex U.S. Fund filed herewith.

9.       Not Applicable.  See Paragraph 2(b) of General Instruction B.

10.       Consent of PricewaterhouseCoopers LLP filed herewith.

11.       Not Applicable.  See Paragraph 2(b) of General Instruction B.

12.       Not Applicable.

13. (a) Distribution and Servicing Plans adopted pursuant to Rule 12b-1 for each of MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund and MCBT Japan Small Companies Fund incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

          (b) Distribution and Servicing Plan adopted pursuant to Rule 12b-1 for MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

          (d) Distribution and Servicing Plan adopted pursuant to Rule 12b-1 for MCBT Pan European Mid Cap Fund incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

14.       Not Applicable.

15. (a) Code of Ethics of the Trust incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

          (b) Code of Ethics of Martin Currie incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

Item 24.     PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND

             Not applicable.

Item 25.  INDEMNIFICATION

           Reference is made to Article VII, Section 2, Article VIII and Article XIV, Section 2 of the Registrant's Agreement and Declaration of Trust (Exhibit 1(a) hereto) incorporated by reference herein.

           The Registrant participates in a joint liability insurance policy for the benefit of its trustees and officers.

Item 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISERS

           Martin Currie is a New York corporation and is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). The principal place of business of Martin Currie is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES. Martin Currie and other subsidiaries of its parent company, Martin Currie Limited, provide investment advice to other registered investment companies and advise and manage individual and institutional accounts.

           Other business, profession, vocation or employment of a substantial nature in which each director or officer of Martin Currie is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee is as follows:


NAME AND POSITION WITH
MARTIN CURRIE                                                 BUSINESS AND OTHER CONNECTIONS
-------------                                                 -------------------------------
P. J. Scott Plummer                                           Chairman of Martin Currie Limited.  Director of
     Director and Vice President                              Martin Currie Private Clients Ltd., Saltire Private
                                                              Fund Managers Limited, Martin Currie Investment
                                                              Management Limited, Martin Currie Trustees Limited,
                                                              Edinburgh International Investment Trust, Ltd.,
                                                              Scottish Unit Managers Limited, Candover Investments
                                                              plc, Indian Opportunities Fund (Mauritius) Limited,
                                                              Indian Opportunities Fund Limited, Martin Currie
                                                              Global Investors Limited, Martin Currie Portfolio
                                                              Investment Trust plc and The Merchants Trust plc.
                                                              Prior to February 2001, Director of Martin Currie
                                                              Services Limited.  Prior to December 2000, Director
                                                              of Near East Opportunities Fund Limited.

William Watt                                                  Chief Executive Officer of Martin Currie Limited and
      Director and President                                  Martin Currie Global Investors Limited.  Chairman of
                                                              Martin Currie Services Limited.  Director of Martin
                                                              Currie Investment Management Limited, Scottish
                                                              Biomedical Research Trust and Scottish Biomedical
                                                              Research Foundation Limited. Prior to January 2001,
                                                              Director of 3i Group plc.

J. M. A. Fairweather                                          Director of Martin Currie Limited, Martin Currie
     Director and Vice President                              Investment Management Limited, Martin Currie Global
                                                              Investors Limited, Martin Currie Unit Trusts Limited
                                                              and Martin Currie European Investment Trust plc.

J. G. Wilson                                                  Director of Martin Currie Investment Management
     Director and Vice President                              Limited, Martin Currie Global Funds and Martin
                                                              Currie Global Investors Limited; Sector Manager of
                                                              Global Financials Research for the Group of
                                                              Companies Owned by Martin Currie Limited.



Jean de Bolle                                                 Director of Martin Currie Global Investors Limited,
     Director and Vice President                              Martin Currie Investment Management Limited and The
                                                              Egypt Fund Limited.

James Skinner                                                 Director of Martin Currie Gefinor Fund Management Co.
     Director and Vice President                              SA and Martin Currie Investment Management Limited.

Martin Brown                                                  Director of Martin Currie Services Limited.
     Operations Officer

J. K. R. Falconer                                             Chairman of Martin Currie Unit Trusts Limited.
    Director and Vice President                               Director of Martin Currie Investment Management
                                                              Limited, Martin Currie Limited, Martin Currie
                                                              Management Limited, Martin Currie Gefinor Fund
                                                              Management Co. SA, Edinburgh International
                                                              Investment Trust Ltd., Martin Currie Absolute Return
                                                              Funds Limited, Martin Currie Global Investors
                                                              Limited,   Martin Currie Global Funds, Martin Currie
                                                              Services Ltd., Moorgate Investment Management
                                                              Limited, The Western Canada Investment Company Ltd.
                                                              and 3I Smaller Quoted Companies Trust plc.

M. W. Thomas                                                  Director of Martin Currie Investment Management
     Director and Vice President                              Limited, Martin Currie Limited, Martin Currie
                                                              Pacific Investment Trust plc, Martin Currie Global
                                                              Funds, Martin Currie Global Investors Limited, and
                                                              Martin Currie Japan Investment Trust plc.

Colin Winchester                                              Director of Finance and Administration of Martin
     Financial Officer                                        Currie Limited, Martin Currie Investment Management
                                                              Limited, Martin Currie Services Limited, Martin
                                                              Currie Trustees Limited, Martin Currie (Bermuda)
                                                              Limited and Martin Currie Management Limited;
                                                              Director of Moorgate Investment Management Limited
                                                              and The Western Canada Investment Limited.


J. M. C. Livingston                                           General Counsel, Martin Currie Limited; Director of
     General Counsel                                          Martin Currie Services Limited, Martin Currie
                                                              (Bermuda) Limited, and Martin Currie Absolute Return
                                                              Funds Limited.  Formerly: Director of Near East
                                                              Opportunities Fund Limited., Martin Currie Private
                                                              Clients Limited, Saltire Private Fund Managers;
                                                              Alternate Director of China Heartland Fund
                                                              (Mauritius) Limited, China Heartland Fund Limited,
                                                              Indian Opportunities Fund (Mauritius) Limited,
                                                              Indian Opportunities Fund Limited, the Egypt Fund
                                                              Limited, Taiwan American Fund Limited, and Taiwan
                                                              Opportunities Fund Limited.

Timothy J.D. Hall                                             Director of Martin Currie Management Limited, Martin
     Director and Vice President                              Currie Services Limited, and Martin Currie Global
                                                              Investors Limited;    Head of Client Services for
                                                              the Group of Companies Owned by Martin Currie
                                                              Limited.


A.D. MacLeod                                                  Director of Martin Currie Investment Management
     Director and Vice President                              Limited, Martin Currie Global Funds, Martin Currie
                                                              Global Investors Limited, Ardroil Consultancy
                                                              Services Limited and Ardroil Investment Services
                                                              Limited.

Barry Sagraves                                                Director of Martin Currie Investment Management
     Director and Vice President                              Limited, Martin Currie Limited, and Martin Currie
                                                              Global Investors Limited.

The principal business address of Martin Currie Limited and its affiliates and, unless otherwise noted, each of the above entities for which a person listed above currently serves, is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

The principal business address of Moorgate Investment Management Limited is 46 Cannon Street, London EG4 N6JG.

The principal business address of 3I Smaller Quoted Companies Trust plc is 91 Waterloo Road, London SE1 8XP.

The principal business address of China Heartland Fund Limited is c/o Forum Fund Services Ltd., Washington Mall, 3rd Floor, Church Street, Hamilton HM11 Bermuda.

The principal business address of China Heartland Fund (Mauritius) Limited is 3rd Floor, Les Cascades, Edith Cavell Street, Port Louis, Mauritius.

The principal business address of the Indian Opportunities Fund Limited is Washington Mall I, 22 Church Street, Hamilton HM11 Bermuda.

The principal business address of the Indian Opportunities Fund (Mauritius) Limited is 3rd Floor, Les Cascades, Edith Cavell Street, Port Louis Mauritius.

The principal business address of the Martin Currie Absolute Returns Funds Limited is Hemisphere House, Hamilton, Bermuda.

The principal business address of Ardroil Consultancy Services Limited and Ardroil Investment Services Limited is 6 Westfield Terrace, Aberdeen AB25 2RU.

The principal business address of Scottish Research Trust and Scottish Biomedical Research Foundation is Scottish Biomedical, Todd Campus, West of Scotland Science Park, Glasgow G20 OXA.

Item 27.  PRINCIPAL UNDERWRITERS

Not Applicable.

Item 28.  LOCATION OF ACCOUNTS AND RECORDS

           The following companies maintain possession of the documents required by the specified rules:

(a)      Registrant

         Rule 31a-1(b)(4), (9), (10), (11)
         Rule 31a-2(a)

(b)      State Street Bank and Trust Company

         225 Franklin Street
         Boston, MA  02110

         Rule 31a-1(a)
         Rule 31a-1(b)(1), (2), (3), (5), (6), (7), (8)
         Rule 31a-2(a)

(c)      Martin Currie, Inc.

         Saltire Court
         20 Castle Terrace
         Edinburgh, Scotland EH1 2ES

         Rule 31a-1(f)
         Rule 31a-2(e)

Item 29.  MANAGEMENT SERVICES

           Not Applicable.

Item 30.  UNDERTAKINGS

           Not Applicable.

                              * * * * * * * * * * *

                                     NOTICE

         A copy of the Agreement and Declaration of Trust of Martin Currie Business Trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston and notice is hereby given that this Registration Statement has been executed on behalf of the Trust and each of its series ("Funds") by an officer of the Trust as an officer and by its trustees as trustees and not individually and the obligations of or arising out of this Registration Statement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust or the Funds, as the case may be.

                                    SIGNATURE

         Pursuant to the requirements of Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 10 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edinburgh, Scotland on this 28th day of August, 2002.

                                                MARTIN CURRIE BUSINESS TRUST


                                                By:  /S/ Timothy J.D. Hall
                                                    ----------------------
                                                    Timothy J.D. Hall
                                                    President

                                             Exhibit Index

1(h)            Amendment and Restated Amendment No. 7 to Agreement and
                Declaration of Trust

  2             Amended and Restated Bylaws of the Trust

8(g) Expense Limitation Undertaking of Martin Currie, Inc. - MCBT All Countries World ex U.S. Fund

10              Consent of PricewaterhouseCoopers LLP